As Filed with the Securities and Exchange Commission on _________, 2002, Registration No. 333-________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      _____________________________________
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                TORBAY HOLDINGS, INC.
        -------------------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)

         Delaware                          5064                     52-2143186
---------------------------------   --------------------   --------------------
(State or other jurisdiction         (Primary Standard        (I.R.S. Employer
of incorporation or organization)       Industrial          Identification No.)
                                     Classification Code)

                            4 Mulford Place, Suite 2G
                               Hempstead, NY 11550
                                   516-292-2023
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        William Thomas Large, President
                            4 Mulford Place, Suite 2G
                               Hempstead, NY 11550
                                   516-292-2023
            (Name, address, including zip code, and telephone number
                   including area code, of agents for service)
                      ____________________________________
                                   Copies to:
                              Seth A. Farbman, P.C.
                              Seth A. Farbman, Esq.
                                301 Eastwood Road
                            Woodmere, New York 11598
                                Ph: 516-569-6089

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                            CALCULATION OF REGISTRATION FEE

                                                                              Proposed
                                                        Proposed Maximum       Maximum
Title of Each Class of Securities    Amount To Be     Offering Price Per      Aggregate         Amount Of
To Be Registered                     Registered(1)        Security (2)      Offering Price   Registration Fee(4)
----------------------------------  ---------------   --------------------  ---------------  -----------------
Common Stock, $.0001 par            25,000,000 shares     $.10               $ 2,500,000        $230.00
value per share

Common  stock, par                  3,000,000 shares      $.10               $   300,000        $ 27.60
value  $.0001,
underlying
warrants(3)

Total                               28,000,000 shares     $.10               $ 2,800,000        $257.60

----------------------
(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and upon exercise of related warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the debentures and upon exercise of the warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the debentures and the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the registration fee. The registration fee is calculated in accordance with Rule 457(c) based upon $.10, which is the average of the bid and asked prices of our common stock reported on the OTC Bulletin Board on May 29, 2002.

(3) These shares of common stock are not outstanding and are issuable upon the exercise of warrants to purchase 3,000,000 shares of our common stock at an exercise price equal to the lesser of (i) $.04 per share or (ii) the average of the lowest three intraday trading prices on the OTC Bulletin Board during the twenty trading days immediately prior to exercise, at any time after May 15, 2002 and before May 15, 2005.

(4)  The registration fee was previously paid via electronic transfer.

                         ------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS                       SUBJECT  TO  COMPLETION;  DATED ______,  2002

                        28,000,000 Shares Of Common Stock

                                       Of

                              Torbay Holdings, Inc.

     This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 28,000,000 shares of our common stock, all of which are issuable upon the conversion of our 12% secured convertible debentures and the exercise of outstanding warrants. The prices at which the stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

     We will not receive any of the proceeds from the sales of shares by the selling stockholders but we may receive funds from the exercise of their warrants. We have agreed to pay the costs of registering the shares under this prospectus, including legal and accounting fees.

     Our common shares are traded on the over-the-counter Electronic Bulletin Board under the symbol "TRBY". The last reported sale price of our common shares on the OTC Bulletin Board on May 29, 2002 was $0.10 per share. There is no public market for our warrants and we do not intend to list our warrants on any exchange.

     Our common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section beginning on page 4 before you decide to purchase any common stock.

     Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.


                The date of this Prospectus is _________ __, 2002

We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where this offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to the "Company", "we", "us" and "our" refer to Torbay Holdings, Inc., a Delaware corporation, and its subsidiary Designer Appliances, Ltd., Incorporated in the United Kingdom.

                               TABLE OF CONTENTS
Prospectus  Summary                                                                          1
The Offering                                                                                 2
Selected  Financial  Data                                                                    4
Risk  Factors                                                                                5

We  Have  Not  Earned  Revenues And We Have Had Losses Since Our Inception.                  5

We  Expect Losses To Continue In The Future And There Is A Risk  We  May
Never  Become  Profitable.                                                                   5

We  Will  Need To Raise Additional Funds In The Future For Our Operations And If
We  Are  Unable  To  Secure  Such  Financing,  We May Not Be Able To Support Our
Operations.                                                                                  5

The  Events  Of September 11th Have Resulted In Increased Uncertainty Regarding
The  Economic  Outlook.                                                                      5

The  Loss  Of  Our  Key  Employees  May  Adversely Affect Our Growth Objectives.             5

Our  Current  And Potential Competitors, Some Of Whom Have Greater Resources And
Experience  Than  We  Do,  May  Develop Products And Technologies That May Cause
Demand  For,  And  The  Prices  Of,  Our  Products  To  Decline.                             6

As A Developer In The Appliances Industry, We May Experience Substantial Cost
Overruns  In  Manufacturing  And  Marketing  Our  Products,  And  May  Not  Have
Sufficient  Capital  To  Successfully  Complete  Any  Of  Our  Projects.                     6

If We Are Not Able To Contract With Retail Outlets To Sell Our Products, We May
Not Be Able To Continue To Operate.

We  May  Not  Be  Able  To  Protect  Our  Patents,  Trademarks  And
Proprietary  And/Or  Non-Proprietary  Rights,  And, We May Infringe Upon The
Patents,  Copyrights,  Trademarks  And  Proprietary  Rights  Of  Others.                     6

We  May,  In The Future, Issue Additional Shares Of Our Common Stock Which Would
Reduce  Investors  Percent  Of  Ownership  And  May  Dilute  Our  Share  Value.              6


Shares Of Our Total Outstanding Shares That Are Restricted From Immediate Resale
But  May  Be  Sold Into The Market In The Future Could Cause The Market Price Of
Our  Common  Stock  To  Drop  Significantly, Even If Our Business Is Doing Well.             6


Since We Have Not Paid Any Dividends On Our Common Stock And Do Not Intend To Do
So  In The Foreseeable Future, A Purchaser Of Our Common Stock Will Only Realize
An  Economic  Gain On His Or Her Investment From An Appreciation, If Any, In The
Market  Price  Of  Our  Common  Stock.                                                       7


The  Application  Of  The  "Penny  Stock  Regulation" Could Adversely Affect The
Market  Price  Of  Our  Common  Stock.                                                       7


There is Uncertainty As To Our Continuation As A Going Concern.                              7


In  The  Future,  The  Authorization  Of Our Preferred Stock May Have An Adverse
Effect  On  The  Rights  Of  Holders  Of  Our  Common  Stock.                                7

Our  12%  debentures are convertible by the debenture holders into shares of our common  stock  at  any  time.  As  such,  purchasers  of  our common stock could experience  substantial  dilution  of  their  investment upon conversion of such
securities.                                                                                  8


A  default  by  us  under our 12% debentures would enable the holders of our 12%
debentures  to  take  control  of  substantially  all  of  our  assets.                      8

Our Officers And Directors Have Limited Liability And Have Indemnity Rights.                 8

Enforceability Of Certain Civil Liabilities                                                  9

Forward-Looking  Statements                                                                  9
Use  Of  Proceeds                                                                            9
Market  For  Common  Equity  And  Related  Stockholders Matters                              9
Management's  Discussion  And  Analysis  Of  Financial  Condition And Results Of Operations 10
Our  Business                                                                               14
Directors,  Executive  Officers,  Promoters  And  Control  Persons                          19
Executive  Compensation                                                                     20
Security  Ownership  Of  Certain  Beneficial  Owners  And  Management                       20
Certain  Relationships  And  Related  Transactions                                          21
Selling  Stockholders                                                                       22
Plan  Of  Distribution                                                                      24
Description  Of  Securities                                                                 26
Disclosure Of Commission Position On Indemnification For Securities Act Liabilities         28
Where  You  Can  Find  Additional  Information                                              29
Legal  Matters                                                                              29
Experts                                                                                     29

                      Dealer Prospectus Delivery Obligation

     Until _______ 2002 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                PROSPECTUS SUMMARY

     This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our business and our financial statements and the related notes appearing elsewhere in this prospectus.

Our Company

     We are a development stage company created to act as a holding company for late-stage developmental or early-stage commercial companies. We were incorporated on March 24, 1999 as a Delaware corporation named Acropolis Acquisition Corporation, which changed its name to Torbay Holdings, Inc. on July 14, 1999. We acquired Designer Appliances, Limited, a United Kingdom corporation which has developed and anticipates marketing household appliances designed to be attractive to a premium, upscale market, as a wholly-owned subsidiary on July 19, 1999. On October 26, 1999, Torbay Acquisition Corporation, a reporting company under the Securities Exchange Act of 1934, as amended, merged into us. We became a successor issuer to Torbay Acquisition Corporation pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

     Our principal executive offices are located at 4 Mulford Place, Suite 2G, Hempstead, New York, 11550 and our telephone number is 516-292-2023.We maintain an Internet Web site at http://wwww.torbayholdingsinc.net. Information contained on our Internet Web site is for informational purposes only and is not incorporated by reference into the registration statement of which this prospectus is a part.

                                  THE OFFERING


Number  of  shares  of
common  stock  outstanding  prior
to  this  offering                      18,464,729  shares  (1)


Common  stock  offered  by
selling stockholders                    28,000,000  shares  (2)


Use  of Proceeds                        We will not receive any of the proceeds from the sale of the shares of common  stock  offered  by  this  prospectus; however, we will receive estimated gross proceeds of up to $69,000 if the selling stockholders exercise warrants to purchase  an  aggregate of 1,500,000 shares of our common stock covered by this prospectus,  assuming  the  selling stockholders  do  not  utilize the cashless exercise  feature of such warrants, based on $.046, the average of the lowest three closing bid prices  during the twenty trading days  prior to May 21, 2002.  Of  the
                                        1,500,000 warrants, which may be exercised, 750,000 warrants are to be issued only after the effectiveness of this registration statement. We currently  intend  to  use  such  net  proceeds, if any, for working capital and general  corporate  purposes.

Plan  of  Distribution                  The  offering  of our shares of common stock  is being made by certain of our stockholders who wish to sell their shares. Sales of
                                        our  common  stock may be made by the selling stockholders in the open market or  in  privately  negotiated  transactions and  at fixed or negotiated prices.

Risk Factors                            There are substantial risk factors involved in  investing  in our  company.  For a discussion of certain factors you should consider  before  buying  shares  of  our common stock, see the section entitled "Risk  Factors".

OTC  Bulletin  Board  Symbol            "TRBY"
______________

(1) Such figure does not include shares of our common stock to be issued upon exercise of outstanding warrants and upon conversion of outstanding convertible debentures.

(2) Such figure includes double registration coverage of shares issuable upon the exercise of outstanding warrants to purchase 1,500,000 shares and up to 25,000,000 shares of our common stock issuable upon the conversion of our outstanding convertible debentures. Such figure assumes exercise or conversion in full into shares of common stock of the warrants and convertible debentures held by the selling stockholders.

Our Securities Purchase Agreement

     On May 15, 2002, we entered into a securities purchase agreement with an investment group to raise up to $500,000 through the sale to the investors of our 12% secured convertible debentures with warrants to purchase up to 1,500,000 shares of our common stock. Upon execution of the securities purchase agreement, the investors purchased $250,000 in principal amount of our 12% secured convertible debentures with related warrants to purchase 750,000 shares of our common stock. Under the terms of the securities purchase agreement, the investors are obligated to purchase the remaining $250,000 in principal amount of our 12% secured convertible debentures with related warrants to purchase 750,000 shares of our common stock on the date the registration statement relating to the common stock offered by this prospectus is declared effective by the Commission. If the registration statement is not declared effective, the investors have no obligation to purchase the remaining 12% secured convertible debentures or the related warrants. The 12% secured convertible debentures are secured by a security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights, and receivables.

     The 12% debentures are convertible at any time at the option of the holder into shares of our common stock, provided at no time may a holder of our 12% debentures and its affiliates own more than 4.9% of our outstanding common stock. The conversion price of our common stock used in calculating the number of shares issuable upon conversion, or in payment of interest on the 12% debentures, is the lesser of

  . fifty percent of the average of the lowest three trading prices for the common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower and

  .  a fixed conversion price of $.05.


Description of Warrants

     The warrants purchased by the investors on May 15, 2002 entitle the investors to purchase 750,000 shares of our common stock at an exercise price equal to the lesser of

  . the average of the lowest three (3) trading prices during the twenty trading days immediately prior to exercise and

  .  $0.04 per share.

     The warrants expire on May 15, 2005. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

Our Covenants with the 12% Debenture Holders

   We may not, without the prior written consent of our 12% debenture holders, do any of the following:

  . pay, declare or set apart for payment any dividend or other distribution on shares of our capital stock other than shares issued in the form of a stock dividend;

  . redeem, repurchase or otherwise acquire any shares of our capital stock or any warrants, rights or options to purchase or acquire our shares of capital stock;

  . incur any indebtedness, except to trade creditors or financial institutions incurred in the ordinary course of our business or to pay the 12% debentures;

  . sell, lease or otherwise dispose of any significant portion of our assets outside of the ordinary course of our business;

  . lend money, give credit or make advances to any person or entity except in the ordinary course of our business; and

  - without the prior written consent of a majority-in-interest of the buyers negotiate or contract with any party to obtain additional equity financing that involves the issuance of common stock at a discount to the market price of the common stock on the date of issuance or the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock or the issuance of warrants during the period beginning on the closing date and ending on the later of (i) two hundred seventy (270) days from the closing date and (ii) one hundred eighty (180) days from the date our registration statement is declared effective.

Registration Rights Agreement with the Investors

     Simultaneously with the execution of the securities purchase agreement, we entered into a registration rights agreement with the investors. Under the registration rights agreement, if the registration statement relating to the securities offered by this prospectus is not declared effective by the SEC on or before 90 days from the date of May 15, 2002, we are obligated to pay a registration default fee to the 12% debenture holders equal to the principal of the debenture outstanding multiplied by .02 multiplied by the sum of the number of months that the registration statement is not yet effective (or on a pro rata basis). For example, if the registration statement becomes effective one (1) month after the end of such ninety-day period, we would pay $5,000 for each $250,000 debenture outstanding. If thereafter, sales could not be made pursuant to the registration statement for an additional period of one (1) month, we would pay an additional $5,000 for each $250,000 of outstanding debenture principal amount.


                            SELECTED FINANCIAL DATA

     The following information is taken from our audited financial statements as of December 31, 2001 and our unaudited statements as of March 31, 2002. The financial information set forth below should be read in conjunction with the more detailed financial statements and related notes appearing elsewhere in this prospectus and should be read along with the section entitled Management's
Discussion  and  Analysis  of  Financial  Condition  and  Results of Operations.

                              Three Months     Year Ended
                              Ended March      December 31,
                                31, 2002          2001
                               -----------    ------------
SUMMARY OPERATING DATA
-----------------------------
Total Revenues. . . . . . . .           -               -
Expenses. . . . . . . . . . .     (51,427)       (418,184)
Net Loss. . . . . . . . . .       (51,427)       (418,184)
Net Loss Per Common Share . .           -        $   (.03)


BALANCE DATA SHEET
-----------------------------
Cash . . . . .  . . . . . . .    $    365        $      45
Total Assets. . . . . . . . .    $422,362        $ 222,060
Total Liabilities . . . . . .    $251,821        $ 372,597
Shareholders' equity. . . . .    $170,541        $(150,537)


                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment. The risks and uncertainties described below are not the only ones we may face.

We Have Not Earned Revenues And We Have Had Losses Since Our Inception. We Expect Losses To Continue In The Future And There Is A Risk We May Never Become Profitable.

     We had a loss of $49,722 as of March 31, 2002. We incurred operating losses of $418,184 for the fiscal year ended December 31, 2001. Because we increased our product development and manufacturing activities, we anticipate that we will incur operating expenses in connection with continued development, testing and manufacturing of our proposed products, and expect these expenses will result in continuing and, perhaps, significant operating losses until such time, if ever, that we are able to achieve adequate product sales levels. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to manufacture and market our appliance and computer products. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.


We Will Need To Raise Additional Funds In The Future For Our Operations And If We Are Unable To Secure Such Financing, We May Not Be Able To Support Our Operations.

     Future events, including the problems, delays, expenses and difficulties frequently encountered by companies, may lead to cost increases that could make our funds, if any, insufficient to support our operations. We may seek additional capital, including an offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. We have not established a limit as to the amount of debt we may incur nor have we adopted a ratio of our equity to a debt allowance. If we need to obtain additional financing, there is no assurance that financing will be available from any source, that it will be available on terms acceptable to us, or that any future offering of securities will be successful. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of our outstanding common stock. Our business, financial condition and results of operations could suffer adverse consequences if we are unable to obtain additional capital when needed.

The Events Of September 11th Have Resulted In Increased Uncertainty Regarding The Economic Outlook.

     The terrorist attacks on September 11, 2001 have resulted in increased uncertainty regarding the economic outlook. It is not possible at this time to project the economic impact of these events, although past experience suggests there may be a loss in consumer and business confidence and a reduction in the rate of economic growth or an economic recession. With the U.S. economy already on the edge of recession before the attacks, any further deterioration in either the U.S. or international economies would adversely affect our business, financial condition and results of operations.

The  Loss  Of  Our  Key  Employees  May  Adversely Affect Our Growth Objectives.

     Our success in achieving our growth objectives depends upon the efforts of our top management team including the efforts of Messrs. Large and Lane. The loss of the services of either of these individuals may have a material adverse effect on our business, financial condition and results of operations. We do not have employment agreements with Messrs. Large or Lane. We can give no assurance that we will be able to maintain and achieve our growth objectives should we lose either of these individuals' services.

Our Current And Potential Competitors, Some Of Whom Have Greater Resources And Experience Than We Do, May Develop Products And Technologies That May Cause Demand For, And The Prices Of, Our Products To Decline.

     The general appliances industry is competitive as well as the general computer products industry which includes several companies which have achieved substantially greater market share than we have, and have longer operating histories, have larger customer bases, have substantially greater financial, development and marketing resources than we do. We expect our competition to intensify as the Internet continues to grow. Existing or future competitors may develop or offer products that are comparable or superior to ours at a lower price, which could adversely harm our business, results of operations and financial condition.

As a developer in the appliances industry, we may experience substantial cost overruns in manufacturing and marketing our products, and may not have sufficient capital to successfully complete any of our projects.

     In the household appliances and furnishings industry the commercial success of any product is often dependent on factors beyond the control of the company, including, but not limited to, market acceptance and retailers' prominently shelving and selling the products. We may experience substantial cost overruns in manufacturing and marketing our products, and may not have sufficient capital to successfully complete any of our projects. We may not be able to manufacture or market our products because of industry conditions, general economic conditions, competition from existing or new manufacturers and distributors, or lack of acceptance for our products by consumers or retail outlets.

If we are not able to contract with retail outlets to sell our products, we may not be able to continue to operate.

     We intend to market our products through upscale department stores, boutiques and designer outlets. We do not currently have any arrangements or agreements with any such stores to carry our products once produced. There can be no assurance that we will be able to locate retail outlets to stock our products, what shelving space prominence those outlets will give our products, or whether our products will be given a lower profile in the future.

We may not be able to protect our patents, trademarks and proprietary and/or non-proprietary rights, and, we may infringe upon the patents, copyrights, trademarks and proprietary rights of others.

     Notwithstanding the pending registration of certain trade names with the United States Patent and Trademark Office, and the grant of a patent and trade marks by the British Patent Office, there is no assurance that we will be able to enforce against use of any of our marks or patents. There is also no assurance that we will be able to prevent competitors from using the same or similar names, marks, concepts or appearances or that we will have the financial resources necessary to protect our marks against infringing use.

We May, In The Future, Issue Additional Shares Of Our Common Stock Which Would Reduce Investors Percent Of Ownership And May Dilute Our Share Value.

         Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common or preferred stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Shares Of Our Total Outstanding Shares That Are Restricted From Immediate Resale But May Be Sold Into The Market In The Future Could Cause The Market Price Of Our Common Stock To Drop Significantly, Even If Our Business Is Doing Well.

     As of May 21, 2002, we had 18,464,729 shares of our common stock issued and outstanding of which 4,934,729 shares are restricted shares. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of Common Stock may adversely affect prevailing market prices of our Common Stock.

Since We Have Not Paid Any Dividends On Our Common Stock And Do Not Intend To Do So In The Foreseeable Future, A Purchaser Of Our Common Stock Will Only Realize An Economic Gain On His Or Her Investment From An Appreciation, If Any, In The Market Price Of Our Common Stock.

         We have never paid, and have no intentions in the foreseeable future to pay, any cash dividends on our common stock. Therefore an investor in our common stock, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

The Application Of The "Penny Stock Regulation" Could Adversely Affect The Market Price Of Our Common Stock

         Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can give no assurance that the price of our securities will reach or maintain such a level.

There is Uncertainty As To Our Continuation As A Going Concern.

     Our audited financial statements for the fiscal year ended December 31, 2001, reflect an accumulated net loss of $418,184. These conditions raise substantial doubt about our ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital developed to meet our working capital needs.

In The Future, The Authorization Of Our Preferred Stock May Have An Adverse Effect On The Rights Of Holders Of Our Common Stock.

         We may, without further action or vote by our shareholders, designate and issue additional shares of our preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of us or the removal of our management more difficult and discharge hostile bids for control of us which bids might have provided shareholders with premiums for their shares.

Our 12% debentures are convertible by the debenture holders into shares of our common stock at any time. As such, purchasers of our common stock could experience substantial dilution of their investment upon conversion of such securities.

     Our 12% convertible debentures are convertible into such number of shares of common stock as is determined by dividing the principal amount thereof by the lesser of the (a) then current variable conversion price and (b) $.05 per share. If converted on May 21, 2002, the $500,000 debentures would have been convertible into approximately 10,869,565 shares of our common stock. If an aggregate of $500,000 in the principal amount of our debentures and 1,500,000 warrants were exercised on May 21, 2002, they would have equaled 12,369,565 shares of our common stock. Pursuant to the terms of the transaction, however, the number of convertible debentures could prove to be significantly greater in the event of a decrease in the trading price of our common stock. The following table presents the number of shares of our common stock that we would be required to issue as of May 21, 2002 and the number of shares we would be required to issue if our common stock declined by 50% or 75%:

May 21,                   50%                      75%
2002                      Decline                  Decline
                               -------------------   ----------------------   --------------------
Conversion price per share:        $0.046                  $0.023                     $0.0115

Total warrant and convertible
shares issuable:                   12,369,565              23,239,130                 44,978,260

The 1,500,000 warrants issued in connection with our 12% convertible debentures are exercisable any time before the third anniversary date of issuance at an exercise price per share equal to the lesser of (i) $.04 and (ii) the average of lowest three (3) trading prices during the twenty (20) trading days immediately prior to exercise of the warrants. If the 1,500,000 warrants were exercised on May 21, 2002, the warrant conversion price would be $0.04.

A default by us under our 12% debentures would enable the holders of our 12% debentures to take control of substantially all of our assets.

      Our 12% debentures are secured by a security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights and receivables. A default by us under the 12% debentures would enable the holders to take control of substantially all of our assets. The holders of our 12% debentures have no operating experience in the industry which could force us to substantially curtail or cease our operations.

Our Officers And Directors Have Limited Liability And Have Indemnity Rights.

     Our certificate of incorporation and by-laws provide that we indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. Our certificate of incorporation and by-laws also provide for the indemnification by us of our officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate our business or conduct our internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, our best interests, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

Enforceability Of Certain Civil Liabilities

     Our officers and directors reside outside the United States. We anticipate that a substantial portion of the assets that may be developed or acquired by us will be located outside the United States and, as a result, it may not be possible for investors to effect service of process within the United States upon the officers or directors, or to enforce against our assets or against such person judgements obtained in United States courts predicated upon the liability provisions, and most particularly the civil liability provisions, of the United States securities laws or state corporation or other law.


                           FORWARD-LOOKING STATEMENTS

     You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends", "may", "will", "continue", "estimate" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by our company described in "Risk factors" and elsewhere in this prospectus.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus. We will receive estimated gross proceeds of up to $69,000 if the selling stockholders exercise warrants to purchase an aggregate of 1,500,000 shares of our common stock covered by this prospectus, assuming the selling stockholders do not utilize the cashless exercise feature of such warrants. Of the 1,500,000 warrants, which may be exercised, 750,000 warrants are to be issued only after the effectiveness of this registration statement. The net proceeds, if any, that we receive from the exercise of warrants will be used for working capital and general corporate purposes.

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDERS MATTERS


                       PRICE RANGE OF OUR COMMON STOCK

     On December 23, 2000 our common stock was authorized to trade on the over-the-counter market with quotations available on the OTC Electronic Bulletin Board under the symbol "TRBY." No trades occurred until January 3, 2001.

     The following table sets forth the range of high and low bid quotations of our common stock for the periods indicated. The prices represent inter-dealer quotations, which do not include retail markups, markdowns or commissions, and may not represent actual transactions.

                                            HIGH            LOW
                                          -------          ------
YEAR  ENDED  DECEMBER  31,  2001

First Quarter                              $4.87            $4.00
Second  Quarter                            $4.62            $3.00
Third  Quarter                             $2.30            $0.25
Fourth  Quarter                            $0.50            $0.25

2002
----
First Quarter                              $0.40            $0.06


SECURITY  HOLDERS

     At May 21, 2002, there were 18,464,729 shares of our common stock outstanding, which were held of record by approximately 405 stockholders, not including persons or entities who hold the stock in nominee or "street" name through various brokerage firms.

Dividends

     We have not paid a dividend since our incorporation. Our Board of Directors may consider the payment of cash dividends, dependent upon the results of our operations and financial condition, tax considerations, industry standards, economic considerations, regulatory restrictions, general business factors and other conditions.


MANAGEMENT'S  DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
        OF OPERATIONS

OVERVIEW

     We are a development stage company created to act as a holding company for late-stage developmental, or early-stage commercial, companies with opportunities in niche markets. We currently owns one subsidiary, Designer Appliances Ltd., and are actively seeking additional acquisitions. We have acquired intellectual property rights including a world wide patent application for a computer mouse that is thought to be beneficial to computer mice users with regards to the area of treatment and prevention of repetitive strain injury. This will be exploited through our subsidiary, Designer Appliances.

     Through Designer Appliances, we have developed and intend to market (i) household appliances and (ii) the Quill computer mouse and software. Our products are designed to attract a premium, upscale market. Management believes that they have identified products of an under exploited opportunity in the household and domestic appliances market and we are now expanding our product line to include computer related products. There is no assurance that we will be able to successfully manufacture or market these items.

     In July 2001, we entered into a definitive purchase agreement with two individuals who held the intellectual property rights and a third individual who was involved in the design drawings for the software and know-how for the computer mouse product now referred to as the Quill (formally known as the "KAT"). Under the terms of the agreement, we acquired all of the sellers'
rights, title and interests in the KAT in exchange for 220,000 convertible preferred shares. These shares will be convertible into 2,200,000 shares of common stock upon the satisfaction of certain financial performance requirements under the agreement's terms. Under this agreement an additional 200,000 convertible preferred shares are also to be issued if and when a patent is granted which patent has been applied for. Such patent rights were granted in January 2002. These additional preferred shares are convertible under the identical financial performance requirements. In the event that the financial performance requirements are not achieved within five years from the signing of the agreement, then these preferred shares will convert on a 1:1 basis of common stock. As of the date of this Report, we have not yet issued the convertible preferred shares.

     In July 2001, we entered into an agreement with Multi-Media Group, Inc. ("MMGI") to provide us with corporate promotional services and to assist us with our marketing efforts. In consideration for the provision of these future promotional services, we issued 250,000 shares of common stock to MMGI in August 2001. We will also reimburse MMGI for itemized and invoiced costs associated with the provision of the promotional services.

     On September 26, 2001, we entered into a one-year Corporate Financing Consultancy Agreement with Glenn Michael Financial Inc. to specifically assist us with potential financial requirements, mergers and acquisitions, corporate capitalization and strategic development. We agreed to issue to Glenn Michael 500,000 shares of common stock valued at $.10 per share for a total of $50,000.

     In May 2002 we entered into a consulting agreement with the NIR Group for business consulting services to be rendered to us. Pursuant to such agreement we agreed to pay a monthly retainer of $11,250 for a period of three months.

RESULTS OF  OPERATIONS  FOR THE YEARS ENDED  DECEMBER  31, 2001 AND DECEMBER 31,
2000

     We incurred a net loss of $418,184, or $0.03 per share compared to a net loss of $420,265, or $0.08 per share, for the year ended December 31, 2000. The decrease in net loss reflects the decrease in operating expenses over the prior period. We did not generate any revenues for the year ended December 31, 2001 or for the period ended December 31, 2000.

     Our total operating expenses decreased $2,081 to $418,184 for the year ended December 31, 2001 from $420,265 for the year ended December 31, 2000. This decrease in expenses is attributed primarily to a $58,680 decrease in professional fees and a $41,907 decrease in other selling, general and administrative expenses. The decreases in operating expenses were partially offset by a $107,740 increase in director's fees.

LIQUIDITY AND CAPITAL RESOURCES

     We, including our subsidiary Designer Appliances, has incurred start-up costs, including administrative costs and research and development costs. To date, we have received funds from sales of its securities and from loans. It has primarily used the proceeds from the sale of the securities of Designer Appliances (prior to becoming a subsidiary) for payment of operating costs to date. Since inception, we have received an aggregate of $803,848 from the sale of its securities and $174,985 from loans and note proceeds. Designer Appliances issued promissory notes in an aggregate amount of $161,650 for the cost of purchasing the intellectual property rights to its products, which was repaid in full by us from subscription proceeds in 1999.

     We have had no sales and revenue. Since inception, we and our subsidiary Designer Appliances have focused on organizational activities and research and development of our products and marketing strategies. Management estimates that it will require between $0.5 million and $1.0 million for the calendar year 2002 to launch its Quill mouse product. The higher figure assumes payment on delivery and 90 days debtors, the lower figure assuming zero debtor days which reflects, though in the extreme, the expectation that most goods will be supplied on letters of credit. Although we believe that Designer Appliances would require between $6.5 million and $18.2 million on the same basis over the next two years to support manufacturing and marketing operations at the planned levels, management anticipates that revenue generation from the sales of the computer mouse, if at the levels anticipated, could generate cash to commence the introduction of our other products and allow for access to bank credit instruments thereby reducing the extent of outside funds required. These figures include an allocation of $1.11 million in capital expenditure, primarily for tooling costs which in early discussions with one potential manufacturer suggest may possibly be amortized into the cost of product supply. Intellectual property rights and development costs are planned at $1.8 million and sales and marketing $6.2 million for this period. The acquisition of additional subsidiaries would also require additional capital.

     Our ability to develop its operations is dependent upon its receiving additional capital financing. We may raise capital by the sale of its equity securities, through an offering of debt securities, or from borrowing from a financial institution. Our audited financial statements raise substantial doubt about our ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital developed to meet our working capital needs.

RESULTS  OF  OPERATIONS  FOR  THE  THREE  MONTHS  ENDED MARCH 31, 2002 AND
MARCH 31,  2001

     We incurred a net loss of $51,427 for the three months ended March 31, 2002 compared to $16,488 for the three months ended March 31, 2001. The increase in net loss reflects the increase in operating expenses over the prior period. We did not generate any revenues for the three months ended March 31, 2002.

     Our selling, general and administrative expenses decreased $2,666 to $7,155 for the three months ended March 31, 2002 from $9,821 for the three months ended March 31, 2001. These decreases reflect our decision to curtail its operations until such time as we receives financing sufficient for is to implement our business plan.

We are not aware of any material trend, event or capital commitment which would potentially adversely affect liquidity. In the event a material trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER:

Except for historical information contained in this prospectus, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Investors are directed to consider, among other items, the risks and uncertainties discussed in documents filed by us with the Securities and Exchange Commission.

                                  THE COMPANY

GENERAL

     We are a development stage company created to act as a holding company for late-stage developmental or early-stage commercial companies. We were incorporated on March 24, 1999 as a Delaware corporation named Acropolis Acquisition Corporation, which changed its name to Torbay Holdings, Inc. on July 14, 1999. We acquired Designer Appliances, Limited, a United Kingdom corporation which has developed and anticipates marketing household appliances designed to be attractive to a premium, upscale market, as a wholly-owned subsidiary on July 19, 1999.

     On October 26, 1999, Torbay Acquisition Corporation, a reporting company under the Securities Exchange Act of 1934, as amended, merged into Torbay Holdings. Torbay Holdings became a successor issuer to Torbay Acquisition Corporation pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

     All references to "dollars," "U.S. dollars," "$," or "US$" are to United States dollars, and all references to "pounds" or "(pound)" are to British pounds sterling. As of December 31, 2001, the Interbank exchange rate was (pound) 1.45150 to $1.00.

BUSINESS AND ACQUISITION STRATEGY

     We plan to acquire diversified, wholly-owned subsidiaries which are late-stage development or early-stage commercial companies, with opportunities in niche markets. Additionally, we intend to own and manage assets from a variety of locations each having protection either by deed or intellectual property rights. We intend to purchase subsidiaries on an equity participation basis and issue convertible preferred stock, which will be convertible to common stock upon the attainment of a profit objective of a specified subsidiary or product line within a given time frame, in exchange for the outstanding voting stock of the subsidiary. In this way, value is not delivered to the incoming businesses until such businesses reach specified profitability targets.

     We currently owns one subsidiary, Designer Appliances Ltd., and is actively seeking additional acquisitions. Torbay Holdings has completed agreements to acquire intellectual property rights. We have subsequently filed with the United States Patent and Trademark Office for a registered trademarks upon the product previously called "Project KAT" which will be launched commercially as the Quill. The Quill computer pointer or computer mouse product in clinical trials presented to the company, eliminates the risk of repetitive strain injury from the use of the computer mouse.

DESIGNER APPLIANCES, LTD.

         Designer Appliances, Ltd. is organized under the laws of the United Kingdom as a company that is seeking to exploit innovations in design, technology, and product concepts in the designer sector of the appliance market. Designer Appliances owns the designs to attractive vacuum cleaners that convert into glass-top tables when not in use as vacuums. In addition to the vacuum cleaners, Designer Appliances has plans for a voice-activated desk top fan with a heating element and a transparent toaster which also serves as a radio. Such products are targeted at executive apartments in London, Paris, Milan, and New York where design aesthetics and living space are at a premium.

OPERATIONS

         Prior to the acquisition of the design by Designer Appliances, 300 units of the Telstar I vacuum cleaner were produced for testing and marketing. See "Products." Designer Appliances initially intends to subcontract manufacture of the product components to the companies who manufactured the components for these models and who are equipped and experienced to do so. Responsibility for the final product assembly will be managed by Designer Appliances to ensure product quality.

PRODUCTS

         Telstar I Designer Vacuum Cleaner. The Telstar I Designer Vacuum Cleaner is a rocket shaped cylinder vacuum cleaner made of polished aluminum and incorporating the latest in filtration technology. It is bagless and features the High Efficiency Particle Arrester (HEPA) medical grade filter that removes allergens in dirt associated with asthma. It has a large (50ft.) cleaning radius that typically allows cleaning an entire floor without stopping. Early versions of the Telstar have obtained British and European approvals for German TUV standards, which relate to electrical safety and manufacturing practices. United States approvals are anticipated. This product is expected to sell for between (pound)150 and (pound)165 to stores and (pound)300 retail. Initial manufacturing costs are expected to be between (pound)80 and (pound)100 per unit.

         Telstar II Designer Vacuum Cleaner/Table. The Telstar I vacuum cleaner has a glass tabletop accessory. When not in use, the vacuum cleaner serves as a base for the glass tabletop and the entire unit appears as an attractive and functional coffee table. This product is designed for an environment where storage space is at a premium. We may choose to market this product under the name "Sputnik" or as the "Telstar Space Station". The tabletop model has been developed as a working prototype and additional expenditure, when available, is planned on testing, tooling and packaging. This product is expected to sell for (pound)100 to (pound)125 above the cost of the Telstar I vacuum cleaner.

         Mistral I Desktop Fan. This is a desktop fan, cased in polished aluminum, which utilizes a design similar to the Telstar I Vacuum Cleaner. The Mistral I fan is designed and ready for manufacturing development. Further innovations being considered for the Mistral I include voice activations of stop, start, speed, swivel movement, hot, and cold. This product is expected to sell for (pound)70 to stores and to retail for (pound)130.

The Quill computer mouse.
--------------------------

     In July 2001, we entered into a definitive purchase agreement with two individuals who held the intellectual property rights and a third individual who was involved in the design drawings for the software and know-how for the computer mouse product now referred to as the Quill (formally known as the "KAT"). Under the terms of the agreement, we acquired all of the sellers'
rights, title and interests in the KAT in exchange for 220,000 convertible preferred shares. These shares will be convertible into 2,200,000 shares of common stock upon the satisfaction of certain financial performance requirements under the agreement's terms. Under this agreement an additional 200,000 convertible preferred shares are also to be issued if and when a patent is granted which patent has been applied for. Such patent rights were granted in January 2002. These additional preferred shares are convertible under the identical financial performance requirements. In the event that the financial performance requirements are not achieved within five years from the signing of the agreement, then these preferred shares will convert on a 1:1 basis of common stock. As of the date of this Report, we have not yet issued the convertible preferred shares.

     The Quill design, without altering the way an individual works, maintains the hand used to maneuver the computer mouse, in a "neutral" or low biomechanical load position, similar to a hand shake position while using a mouse. It is larger than an ergonomic mouse so it is more comfortable to use. The Quill keeps the users hand, wrist and lower forearm within certain critical angles so as not to overly extend the median nerve.

     We are in the process of developing our E-Quill-Liberator Software that we believe will help manage injuries typically associated with using a computer mouse such as Cumulative Trauma Disease (CTD) or Repetitive Strain Injury (RSI) and Carpal Tunnel Syndrome (CTS). The mouse driver software supplied will have a user de-selectable default that prompts users to take a 15 minute break every two hours, which is a recommendation of the OSHA and published in their Ergonomic Report: Office and Clerical, extracts relating to TW921209, Computer
Layout & Design. The E-Quill-Liberator software suite will extend fatigue management and make recommendations as to how users might seek to alleviate observed sensations in specific limb zones by offering a series of exercises. The information, securely contained on the users personal computer, would be used to suggest breaks and exercises customized to suit their individual body mechanics.

         Wurlitzer Toaster. The Wurlitzer Toaster is in the design stage and is anticipated to follow Designer Appliances' "retro" theme, while incorporating modern technology. The product is expected to have two chrome ends in the shape of fins with central glass panels to allow for the toasting process to be observed. Designer Appliances is also considering incorporating an FM radio with this product for practicality.

         Thalia Kettle. The Thalia Kettle will incorporate a "retro" design in order to be marketed with the Wurlitzer Toaster. The product is anticipated to have instant heat delivery, rapid boil and other potentially patentable design aspects.

         Heated Hearth Screens. Designer Appliances intends to develop and market designer, heated hearth screens using chrome and glass in conjunction with a flat heating element to offer background convection heat when the fire is not being used. The concept of heated hearth screen may also be expanded to encompass a space heater product in the future.

MARKETING

         Designer Appliances intends image promote and accelerate early sales through public relations and advertising in life style magazines in different media and geographic locations.

         Designer Appliances intends to operate directly in the United Kingdom with its own sales team and through selected mail order means. Established and known distribution networks have been identified to expand this activity through Europe. In North America, an appliance distribution company has been identified that distributes appliances and designer goods, such as Fendi products. Principles of an agreement with the North American distributor have been reached, but no relationship has been formalized. Management believes that contracts may be finalized when production and payment schedules can be predicted with reasonable certainty. These distributors will likely purchase products and bear all costs of sales and distribution in their territories.

     Designer Appliances, in conjunction with Torbay Holdings, Inc., intends to develop an Internet Web site for purposes of advertising our products. Additionally, we maintain an Internet Web Site located at www.Torbayholdingsinc.net to market our business activities and to solicit responses to a survey that we are conducting as to the extent and impact of computer related injuries. Following a review of the success of the Website in directing traffic from commercially interested parties to the our products, we transferred its web site to a new host, Cenicola-Helvin Enterprises, in preparedness for carrying out direct e-commerce activities to include sales of the Quill computer mouse and software.

MAJOR COMPETITORS

     Designer Appliances believes, in the area of its domestic appliance products (excluding the computer mouse) that there is no single major competitor in the United Kingdom and Europe competing in the upscale small domestic appliance sector. Designer Appliances is not aware of a competitor who manufactures and sells a vacuum cleaner protected by a similar design. See "Trademarks" herein. Designer Appliances is not aware of a competitor who sells a vacuum cleaner that converts to a piece of furniture when it is not in use.

     Competition in the computer mouse product sector is typically global by most product providers. Major players in the computer mouse supply sector may include, but not be limited to, Logitech, Kensington and Microsoft all of whom offer global ergonomic mouse product supplies. In terms of market differentiation, we are the only provider, to our knowledge, of a biomechanical mouse product. We have also applied for a registration of our unregistered trademark "Biomechanical Computer Mouse" in addition to registrations for "Quill" and "E-Quill-Liberator" trademarks for our computer mouse and associated software, respectively.

PATENTS AND TRADEMARKS

         The  British  Patent  Office  has  granted  the  following  Design  and
Trademark registrations made by Designer Appliances:
Telstar I vacuum cleaner design protection     British design registration No.    2066378
The name "Telstar"                             British trademark registration No. 2209241
The name "Sputnik"                             British trademark registration No. 2209243

The tabletop design for the Telstar II,
Sputnik or Telestar Space Station              British design registration No.    2082459
The combined vacuum and table product          British design registration No.    2085669
The "Mistral" table top fan design             British design registration No.    2066377
The name "Mistral"                             British trademark registration No. 2209473
The name " Wurlitzer"                          British trademark no.              2209244
UK Patent Grant; Hand Held Manipulation
     Device eg Computer Mouse or Joy Stick     British patent No.                BG2328496


US Patent and Trademark Office
--------------------------------
Trademark "Quill"                              US trademark application No.     78/103878
Trademark "E-Quill-Liberator"                  US trademark application No.     78/105096
Trademark "Biomechanical Computer Mouse"       US trademark application No.     78/105097



EMPLOYEES

     We have two full-time employees and two part-time employees, including its executive officers, neither of which have formal employment agreements with us.

 DESCRIPTION OF PROPERTY

     We operate out of an office space made available at no cost to us by Mr. A.
G. Lane. The address is 4 Mulford Place, Suite 2G, Hempstead, NY, 11550 and is to be our registered address until such time as permanent office facilities in the New York area can be acquired or leased.

     Currently, Designer Appliances has no facilities as its employees work from home. On April 16, 2002 we contracted with Dynapoint, Inc., located in California, for Dynapoint to provide warehousing and logistics facilities for our Quill product. We believe that our properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.


  LEGAL PROCEEDINGS

    We are not a party to any litigation, and our management has no knowledge of any threatened or pending litigation against us.

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


DIRECTORS AND EXECUTIVE OFFICERS

     The table below sets forth certain information with respect to our directors and executive officers as of May 21, 2002.

        Name                  Age             Position
-------------------------    -----   -----------------------
Alexander Gordon Lane          46       Chairman, Director and acting Secretary

William Thomas Large           59       Chief Executive Officer, President and Director


     All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed. Directors do not receive cash compensation for their services to us as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

         Alexander Gordon Lane, 59, our Secretary and a Director, has served in such capacities since October 1999. Mr. Lane has been a Financial Consultant since 1998 and continues in such capacity. Mr. Lane has been in the financial services business for over 30 years. From 1976 to 1983 he served as Treasurer of Grindlays Bank PLCC, New York, and in 1983 he was a founding member of International Money Brokers which was acquired by Traditional North America. From 1993 to 1998, he was a principal of Intercontinental Exchange Partners, New York, as a capital markets broker in the interest and foreign exchange areas. Mr. Lane has an aeronautics degree from Wandsworth Technical College in London.

     William Thomas Large, 46, has served as our President and Chief Executive Officer since September 2000 and as our Director and as a Chief Executive
Officer of Designer Appliances since October 1998. From October 1996 until October 1998, Mr. Large was Chairman, Chief Executive Officer, a Director and a major stockholder of DeltaTheta Ltd., a heating and cooling technology company in Cheshire, England. From February 1997 until September 1999, Mr. Large also served as a director of DeltaMonitor Ltd, a medical devices company in Cheshire, England. From December 1996 until June 1997, Mr. Large also served as a director of SoundAlert Ltd, a company that manufactured emergency vehicle sirens. From September 1994 until July 1996, Mr. Large was a Director of AromaScan plc, a publicly listed instrumentation and technology company in Cheshire, England. Mr. Large graduated from Manchester Metropolitan University, in Manchester, England, and is the author or co-author of eight articles and two books relating to biochemical analysis.

INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS

      We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

     The following table sets forth a summary for the fiscal years ended, of the cash and non-cash compensation awarded, paid or accrued by us to our President and our most highly compensated officers other than the CEO, who served in such capacities at the end of fiscal 2001 (collectively, the "Named Executive Officers"). No other of our executive officers earned in excess of $100,000 in total annual salary.


               Summary Compensation Table Annual Compensation
           -----------------------------------------------------------

Name and Principal                                               All Other
Positions                         Year   Salary($)  Bonus($)   Compensation($)
------------------------------   ------  ---------------------------------------

William Thomas Large              2001     (1)      --          --
Chief Executive Officer           2000    96,990
                                  1999    96,990
Alexander Gordon Lane
Chairman and Secretary            2001      0       --          --

-----------------------------

(1) Mr. Large is eligible for a performance-related bonus of up to 100% of his annual salary. In 2001 we issued 1,200,000 shares of common stock valued at $.10 per share to Mr. Large. We also paid to Mr.
     Large $30,815  in  the  form  of  Directors  compensation.

EMPLOYMENT AGREEMENTS

         We have not entered into any employment agreements with our executive officers or other employees to date. We may enter into employment agreements with them in the future.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the date of this Report regarding the beneficial ownership of our common stock held by each of our executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares, which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same shares. In this Annual Report on Form 10-KSB, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares. The inclusion in this section of any shares deemed beneficially owned does not constitute an admission by that person of beneficial ownership of those shares.

                                               Amount and Nature       Percent
                                                      Of                  of
                             Position with        Beneficial            Common
Stock Name and Address      Torbay Holdings       Ownership (1)       Outstanding (1)
-----------------------------------------------------------------------------------------

Alexander Gordon Lane          Secretary, Director    430,000               2.2%
4 Milford Place
Hempstead, New York 11550

William Thomas Large           President, Chief     7,815,000(2)           42.3%
c/o 91 Tulip Avenue            Executive Officer
 Lily Building., Apt. A4       and Director
Floral Park, NY 11001

All Directors and Executive Officers                8,245,000(2)           44.6%
as a Group (2 persons)
 ----------------------------------

(1) Based upon 18,464,729 shares outstanding as of May 21, 2002.

(2) Includes 120,000 shares of common stock owned by Mr. Large's minor children.


       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS RELATED TRANSACTIONS

     To the best of management's knowledge, other than as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds
$60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

     Pursuant to a Deed of Assignment of Intellectual Property Rights by William Thomas Large to Designer Appliances Ltd. dated June 10, 1999, Mr. Large assigned all of his right, title and interest in and to the design rights to the vacuum cleaner products, toaster, fan, kettle, space heater and heated hearth screen products now being developed by us. Mr. Large's consideration for the assignment consisted of 20,000 shares of Series 1 Convertible Preferred Stock of Torbay Holdings, valued at (pound) 20,000, and (pound) 50,000 in cash to be paid within six months of the date thereof. At December 31, 2000, Designer Appliances owed no further consideration of the (pound) 50,000 to Mr. Large. The terms of the assignment were not the result of arms-length negotiations.

     Gordon Lane, our Chairman, having loaned to us an amount of $35,647 as of the date of this registration statement, on March 26, 2002 converted such loan in 297,063 shares of our restricted common stock. Additionally, our President, Thomas Large, purchased from us 333,333 shares of our restricted common stock for an aggregate purchase price of $40,000.

     In 2001 we issued 1,200,000 shares of our common stock, valued at $.10 per share, to Mr. Large. We also paid to Mr. Large $30,815 in the form of Director's compensation.

                            SELLING STOCKHOLDERS

     This prospectus relates to the offer and sale by the following selling stockholders of the indicated number of shares, all of which are issuable pursuant to warrants and/or convertible debentures held by these selling stockholders. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the debentures and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

     None of the following selling stockholders has held any position or office within our Company, nor has had any other material relationship with us in the past three years, other than in connection with transactions pursuant to which the selling stockholders acquired convertible debentures and warrants.

     Under the securities purchase agreement, we will receive up to $500,000 from the selling stockholders, and they will receive in return a corresponding amount of our 12% secured convertible debentures and warrants to purchase up to an aggregate of 1,500,000 shares of common stock. The terms of the debentures provide for full payment on or before May 15, 2003, with interest of 12% per annum, which may be converted at any time at the lesser of (i) $0.05 or (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the date the conversion notice is sent, discounted by fifty percent. The terms of the warrants entitle each selling stockholder to purchase shares of our common stock at a price equal to the lesser of (i) $0.04 per share and (ii) the average of the lowest three intraday trading prices during the twenty trading days immediately prior to exercise, at any time after May 15, 2002 and before the third anniversary date of the issuance. Under the related Registration Rights Agreement, we agreed to register all of the shares underlying such convertible debentures and warrants to allow the selling stockholders to sell them in a public offering or other distribution.

     As of May 29, 2002, (i) $250,000 of the 12% convertible debentures have been issued, none of which have been converted, and (ii) 750,000 of the warrants have been issued, none of which have been exercised. Pursuant to the terms of the securities purchase agreement, upon the registration statement registering the shares subject to the debentures and warrants being declared effective by the Commission, the remaining $250,000 of debentures and 750,000 warrants will be issued to the selling stockholders. If all $500,000 debentures were converted and all 1,500,000 warrants were exercised on May 21, 2002, a total of 12,369,565 shares of common stock would be required for issuance.

     The information listed below was furnished to us by the indicated selling stockholders. Shares of our common stock will be acquired by the selling stockholders pursuant to the exercise by AJW Partners, LLC, New Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC and AJW/New Millennium Offshore, Ltd. of up to $500,000 in secured convertible debentures and warrants to purchase up to 1,500,000 shares of common stock, in the aggregate, in accordance with the terms of that certain securities purchase agreement dated May 15, 2002.

     AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners II, LLC. AJW/New Millennium Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW/New Millennium Offshore, Ltd. Pegasus Capital Partners, LLC is a private investment fund that is owned by its investors and managed by Pegasus manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by Pegasus Capital Partners, LLC. None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

                                 Number of
                                  Shares                        Number of
                               Beneficially     Number of     shares owned      Percent
                                owned prior    shares being     after the    Beneficially
                                  to the        registered      offering      owned after
Name                           offering (1)   under offering       (2)       offering (2)
-----------------------------  -------------  --------------  -------------  -------------
AJW Partners, LLC                 2,473,913     5,600,000            0           0%
-----------------------------  --------------  -------------  -------------  -------------
New Millennium
Capital Partners
II, LLC                           3,710,870     8,400,000            0            0%
-----------------------------   --------------  -------------  -------------  ------------
AJW/New
Millennium
Offshore, Ltd.                    2,473,913     5,600,000            0             0%
-----------------------------   --------------  -------------  -------------  ------------
Pegasus Capital Partners, LLC     3,710,870     8,400,000            0             0%
-----------------------------   --------------  -------------  -------------  ------------


(1) Such figures assume the conversion in full of our 12% secured convertible debentures in the amount of $500,000 assuming full conversion as of May 21, 2002 at a conversion price of $0.046 and 1,500,000 warrants assuming full exercise of warrants as of May 21, 2002 at an exercise price of $0.04. Under the terms of the debentures and the related warrants, the debentures are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures of unexercised portions of the warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. This limitation on ownership may be waived with 61 days notice to us.

(2) Such figure assumes the sale of all of the shares offered by the selling stockholders.

                            PLAN OF DISTRIBUTION


The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

- on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

-     in  privately-negotiated  transactions;

-     through  the  writing  of  options  on  the  shares;

-     short  sales;  or

-     any  combination  thereof.

The  sale  price  to  the  public  may  be:

-     the  market  price  prevailing  at  the  time  of  sale;

-     a  price  related  to  such  prevailing  market  price;

-     at  negotiated  prices;  or

-     such  other price as the selling stockholders determine from time to time.

The shares may also be sold pursuant to Rule 144 or Regulation S. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker/dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

Amendment  and  Supplementation  Necessitated  by  Future  Sales.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealer or other financial institutions. In connection with these transactions, broker-dealer or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealer or other financial institution of the shares offered in this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge their shares to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. These brokers or dealers, the selling stockholders, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

If a selling stockholder enters into an underwriting agreement, the relevant details will be set forth in a post-effective amendment to the registration statement, rather than a prospectus supplement.

OTHER  INFORMATION  REGARDING  FUTURE  SALES

In order to comply with the securities laws of some states, if applicable, the shares being offered in this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares may not be sold unless they have been registered or qualified for sale in the applicable state or a seller complies with an available exemption from the registration or qualification requirement.

We will make copies of this prospectus available to the selling stockholders and will inform them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be filed and distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public. In addition, upon being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a prospectus supplement will be filed and distributed.

PAYMENT  OF  EXPENSES

We will pay all the expenses related to the registration of the shares offered by this prospectus, except for any underwriting, brokerage or related fees, discounts, commissions or the fees or expenses of counsel or advisors to the selling stockholders.

                            DESCRIPTION OF SECURITIES

Authorized  Capital

         The total number of our authorized shares of stock is one hundred million (100,000,000) shares of common stock with a par value of $.0001 per share and twenty million (20,000,000) shares of non-designated preferred shares with a par value of $.0001 per share.

Common  Stock

         Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, $.0001 value per share, of which 18,464,729 shares are issued and outstanding as of the date hereof.

         Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

         Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Noncumulative  Voting

         Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights. The holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Penny  Stock  Regulation

         If the market price of the our common stock, if a market for its common stock develops and is maintained, is or falls below $5.00 per share, then our common stock may be considered "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchange or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure scheduled prescribed by the commission related to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities.

Preferred  Stock

     Our certificate of incorporation authorizes the issuance of 20,000,000 shares of preferred stock, $.0001 par value per share. We have 420,000 shares of convertible preferred shares outstanding which shares are convertible into shares of our common stock at a ratio of 10:1.

         Our board of directors is authorized to provide for the issuance of additional shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control of without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any further preferred stock nor adopt any further series, preferences or other classification of preferred stock.

Reports  to  Stockholders

     We will furnish to holders of our common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our stockholders as we deem appropriate.

Transfer  Agent  and  Registrar

     StockTrans,  Ardmore,  Pennsylvania,  serves  as  our  transfer  agent.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our certificate of incorporation provides that we shall indemnify its directors provided that the indemnification shall not eliminate or limit the liability of a director (a) for any breach of the director's duty or loyalty to the corporation or its stockholders, (b) for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law ("DGCL"), or (d) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one 29 by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.


      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act,  and  will  be  governed  by  the  final  adjudication  of  such  issue.

  WHERE  YOU  CAN  FIND  ADDITIONAL  INFORMATION

         We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 under the Securities Act with respect to the securities being offered. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statement. Reference is made to exhibits to the registration statement for the complete text. For further information with respect to us and the securities hereby offered, reference is made to the registration statement and to the exhibits filed as part of it, which may be inspected and copied at the public reference facilities of the Commission in Washington D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates and are available on the World Wide Web at: http://www.sec.gov.

     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and intend to file reports and other information with the Commission. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to Torbay Holdings, Inc., Attention: William Thomas Large, 4 Mulford Place, Suite 2G, Hempstead, NY 11550 or call us at
(516) 292-2023.


                                LEGAL  MATTERS

      The legality of the common stock included in this prospectus has been passed upon for us by the law offices of Seth A. Farbman, P.C., New York.


                                  EXPERTS

     The audited financial statements as of December 31, 2001 and the unaudited financial statements for the period ended March 31, 2002 included in this prospectus have been so included in reliance on the report of Weinberg & Co. P.A., independent accountants, given as experts in accounting and auditing.

                       TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001



                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          -----------------------------



                                    CONTENTS
                                    --------

PAGE     F-1    INDEPENDENT  AUDITORS'  REPORT

PAGE     F-2    CONSOLIDATED  BALANCE  SHEET  AS  OF  DECEMBER  31,  2001

PAGE     F-3    CONSOLIDATED  STATEMENTS  OF  OPERATIONS  AND OTHER COMPREHENSIVE
                INCOME  (LOSS) FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND FOR THE PERIOD
                FROM  MARCH  24,  1999  (INCEPTION)  TO  DECEMBER  31,  2001

PAGES  F4-F5    CONSOLIDATED  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
               (DEFICIENCY) FOR THE PERIOD FROM MARCH 24, 1999 (INCEPTION) TO DECEMBER 31, 2001

PAGE    F-6     CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS  FOR  THE  YEARS  ENDED
                DECEMBER 31, 2001 AND 2000 AND FOR THE PERIOD FROM MARCH 24, 1999 (INCEPTION) TO
                2001

PAGES F7-F17    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER
                31,  2001


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To  the  Board  of  Directors  of:
Torbay  Holdings,  Inc.  and  Subsidiary
(A  Development  Stage  Company)

We have audited the accompanying consolidated balance sheet of Torbay Holdings, Inc. and Subsidiary (a development stage company) as of December 31, 2001 and the related consolidated statements of operations and other comprehensive income
(loss), changes in stockholders' equity (deficiency) and cash flows for the years ended December 31, 2001 and 2000 and for the period from March 24, 1999 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Torbay Holdings, Inc. and Subsidiary (a development stage company) as of December 31, 2001, and the results of their operations and their cash flows for the years ended December 31, 2001 and 2000 and for the period from March 24, 1999 (inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has accumulated losses of $1,463,501 since inception, a working capital deficiency of $222,552 and a stockholders' deficiency of $150,537. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 10. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEINBERG  &  COMPANY,  P.A.

Boca  Raton,  Florida
April  18,  2002

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2001
                             -----------------------

                                     ASSETS
                                    -------

CURRENT ASSETS

Cash
                                                                                               $        45
                                                                                               ------------
  Total Current Assets                                                                                  45
                                                                                               ------------

PROPERTY AND EQUIPMENT - NET                                                                         1,015
                                                                                               ------------

OTHER ASSETS
Intangible assets                                                                                  220,000
Deposits                                                                                             1,000
                                                                                               ------------
Total Other Assets                                                                                 221,000
                                                                                               ------------
TOTAL ASSETS                                                                                   $   222,060
-------------                                                                                  ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    -----------------------------------------

CURRENT LIABILITIES
Accounts payable and accrued expenses                                                          $   179,647
Loans payable - stockholders                                                                        24,985
Obligations under capital lease                                                                     14,351
Short-term loans                                                                                     3,614
                                                                                               ------------
  Total Current Liabilities                                                                        222,597
                                                                                               ------------

LONG-TERM LIABILITIES
Notes and loans payable                                                                            150,000
                                                                                               ------------
  Total Long-Term Liabilities                                                                      150,000
                                                                                               ------------

TOTAL LIABILITIES                                                                                  372,597
                                                                                               ------------

STOCKHOLDERS' DEFICIENCY
Preferred stock, $.0001 par value, 20,000,000 shares authorized, 220,000 shares to be issued            22
Common stock, $.0001 par value, 100,000,000 shares authorized, 16,400,000 issued and
 outstanding                                                                                         1,640
Common stock to be issued (500,000 shares)                                                              50
Additional paid-in capital                                                                       1,348,304
Accumulated deficit during development stage                                                    (1,463,501)
Accumulated other comprehensive income                                                                 448
Deferred consulting expense                                                                        (37,500)
                                                                                               ------------
TOTAL STOCKHOLDERS' DEFICIENCY                                                                    (150,537)
                                                                                               ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                                 $   222,060
----------------------------------------------                                                 ============

          See accompanying notes to consolidated financial statements.

                        TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER
                          COMPREHENSIVE INCOME (LOSS)
                          ---------------------------




                                             For The Year  For The Year  March 24, 1999
                                                Ended         Ended      (Inception) to
                                             December 31,   December 31, December 31,
                                                2001          2000           2001
                                             ------------  -----------   ------------
INCOME                                       $         -   $        -    $         -
                                             ------------  -----------   ------------

EXPENSES
 Directors fees and compensation                  250,815      143,075        396,990
 Professional fees                                 62,812      121,492        280,581
 Consulting fees                                   37,500       52,926        289,404
 Depreciation and amortization                        334       10,710         41,866
 Loss from impairment of intangible assets              -            -        247,325
 Other selling, general and administrative         50,155       92,062        190,767
 Loss on disposal of fixed assets                  16,568            -         16,568
                                             ------------  -----------   ------------

NET LOSS                                        (418,184)    (420,265)    (1,463,501)

OTHER COMPREHENSIVE INCOME (LOSS)
 Foreign currency translation gain (loss)           1,457       (2,135)          448
                                             ------------  -----------   ------------

COMPREHENSIVE LOSS                           $  (416,727)  $ (422,400)   $(1,463,053)
------------------                           ============  ===========   ============

NET LOSS PER SHARE - BASIC AND DILUTED       $     (0.03)  $    (0.08)   $     (0.23)
                                             ============  ===========   ============
WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING DURING THE PERIOD - BASIC AND
 DILUTED                                      11,982,993    5,153,279      6,440,498
                                             ============  ===========   ============

          See accompanying notes to consolidated financial statements.
                                        F-3

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
       FOR THE PERIOD FROM MARCH 24, 1999 (INCEPTION) TO DECEMBER 31, 2001
       -------------------------------------------------------------------

                                                                                     Deficit
                     Preferred Stock      Common Stock      Common Stock   Additional Accumulated Accumulated
                                                           To Be Issued    Paid-in    During       Other       Deferred
                                                                                    Development Comprehensive   Consulting
                   Shares    Amount    Shares    Amount   Shares   Amount   Capital    Stage    Income (Loss)   Expense    Total
                  --------  --------  -------   -------  -------  -------  --------   -------  --------------  ---------  -------

Issuance of common
stock to founder       -    $   -    5,000,000   $ 500      -     $    -    $   -     $   -      $    -        $   -      $   500

Cancellation of
original founder
shares                 -        -   (5,000,000)   (500)     -          -        -         -           -           -         (500)

Issuance of
Preferred stock
for acquisition
of subsidiary    700,000       70         -        -        -         -      31,098       -           -           -        31,168

stock for cash and
subscriptions          -        -    4,850,000     485      -         -      599,515      -           -           -       600,000

Issuance of common
stock in connection
with merger            -        -      250,000      25      -         -        343        -           -           -           368

Foreign currency
translation gain       -        -         -          -      -         -          -        -          1,126        -         1,126

Net loss for the
period from March 24,
1999 (inception) to
December 31, 1999      -        -         -          -      -         -           -    (625,052)      -           -      (625,052)
                   --------  --------  -------   -------  -------  -------  --------   ----------  -----------  -------- ---------

Balance, December
31, 1999          700,000     $ 70    5,100,000   $ 510      -        -     630,956   $(625,052)   $  1,126       -          7,610

Issuance of
common stock            -        -       50,000      5      -         -           -       -           -           -              5

Issuance of common
stock for cash          -        -    1,200,000    120      -         -     144,860       -           -           -         144,980

Uncollected
subscriptions
receivable              -        -            -       -     -         -     (1,505)       -           -           -         (1,505)

Foreign currency
translation loss        -        -            -       -     -         -          -        -        (2,135)        -         (2,135)

Net loss for the
year ended December
31, 2000                -         -           -        -    -         -          -      (420,265)     -           -       (420,265)
                    --------  --------  -------   -------  -------  -------  --------   ----------  -----------  -------- ---------

Balance, December
31, 2000            700,000       70    6,350,000   635     -          -      774,311   (1,045,317)  (1,009)      -     (271,310)



          See accompanying notes to consolidated financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
       FOR THE PERIOD FROM MARCH 24, 1999 (INCEPTION) TO DECEMBER 31, 2001
       -------------------------------------------------------------------


                                                                                     Deficit
                   Preferred Stock      Common Stock      Common Stock   Additional Accumulated Accumulated
                                                           To Be Issued    Paid-in    During       Other       Deferred
                                                                                    Development Comprehensive   Consulting
                  Shares    Amount    Shares    Amount   Shares   Amount   Capital    Stage    Income (Loss)   Expense    Total
                  --------  --------  -------   -------  -------  -------  --------   -------  --------------  ---------  -------

Issuance of common
stock for
compensation and
services               -        -     2,450,000      245    -         -      244,755       -          -             -      245,000

Issuance of common
Stock for cash         -        -      600,000        60    -         -        59,940      -          -             -        60,000

Preferred stock
converted to
common stock    (700,000)     (70)    7,000,000      700    -         -         (630)      -          -              -          -

Preferred stock
to be issued for
acquisition of
intangible
assets           220,000        22         -           -     -        -      219,978       -          -              -      220,000

Common stock
to be issued for
consulting services     -        -         -           -    500,000  50      49,950        -          -         (37,500)     12,500

Foreign currency
translation gain        -        -         -           -     -        -          -         -        1,457            -        1,457

Net loss for the
year ended December
31, 2001                -        -         -           -     -        -          -     (418,184)      -              -    (418,184)
                   --------  --------  -------   -------  -------  -------  --------   ----------  -----------  -------- ---------

BALANCE,
DECEMBER 31, 2001  220,000   $  22    16,400,000  $1,640  500,000   $  50   1,348,304  $(1,463,501)  $   448    (37,500)  (150,537)
                   ========  ========  ========= ======== =======  =======  ========= ============= ========== ========= =========


          See accompanying notes to consolidated financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

                                                                                          March 24, 1999
                                                                 Year Ended   Year Ended  (Inception) to
                                                                December 31, December 31   December 31,
                                                                    2001        2000          2001
                                                                 ----------  ----------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                          $(418,184)  $(420,265)  $(1,463,501)
Adjustments to reconcile net loss to net cash used in operating activities:
 Depreciation and amortization                                          334      10,710        41,866
 Stock issued for services and compensation                         257,500           -       257,500
 Option deposit charged to operations                                     -      15,000        15,000
 Loss on disposal of fixed assets                                    16,568           -        16,568
 Loss on impaired assets                                                  -           -       247,325
 (Increase) decrease in:
 Attorney's escrow                                                        -       1,631             -
 Accounts receivable                                                      -         441             -
 Increase (decrease) in:
 Accounts payable and accrued expenses                               56,618      58,065       179,646
                                                                 ----------  ----------   ------------
 Net Cash Used In Operating Activities                              (87,164)   (334,418)     (705,596)
                                                                 ----------  ----------   ------------


CASH FLOWS FROM INVESTING ACTIVITIES:
Deposits                                                                 -      (1,000)      (16,000)
Purchase of property and equipment                                       -           -        (5,931)
                                                                 ----------  ----------   ------------
 Net Cash Used In Investing Activities                                   -      (1,000)      (21,931)
                                                                 ----------  ----------   ------------


CASH FLOWS FROM FINANCING ACTIVITIES:
 Obligations (payments) under capital leases                         (3,077)     (9,960)      (15,691)
 Proceeds from issuance of common stock                              60,000     144,980       753,848
 Short-term loans                                                     3,614           -         3,614
 Subscriptions receivable                                                 -      50,000        50,000
 Due to related party                                                     -     (12,932)      (81,987)
 Due to creditors                                                         -           -      (161,650)
 Proceeds from loans payable - stockholders                          10,785      14,200        24,985
 Proceeds from issuance of notes and loans payable                        -     150,000       150,000
                                                                 ----------  ----------   ------------
 Net Cash Provided By Financing Activities                           71,322     336,288       723,119
                                                                 ----------  ----------   ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                              2,387         940         4,453
                                                                 ----------  ----------   ------------
INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                                        (13,455)      1,810            45

CASH AND CASH EQUIVALENTS - BEGINNING OF
 PERIOD                                                          $  13,500   $  11,690    $        -
                                                                 ----------  ----------   ------------
CASH AND CASH EQUIVALENTS - END OF PERIOD                        $      45   $  13,500    $       45
------------------------------------------                       ==========  ==========   =============

Cash paid during the period for:
Interest                                                         $   1,082   $   3,453    $    5,499
                                                                 ==========  ==========   =============


          See accompanying notes to consolidated financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------



NOTE  1     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
-------     -----------------------------------------------

(A)  ORGANIZATION  AND  BUSINESS  OPERATIONS
--------------------------------------------

Torbay Holdings, Inc. (a development stage company) ("THI") was incorporated in Delaware under the name Acropolis Acquisition Corporation on March 24, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other business combination with a domestic or foreign private business.

In July 1999, THI effected an Agreement and Plan of Reorganization whereby THI acquired all of the issued and outstanding securities of Designer Appliances Limited ("DAL"), a United Kingdom Corporation, in exchange for an aggregate of 700,000 shares of the Company's Series 1 Convertible Preferred Stock (See Note 9(A)). As a result of the agreement, DAL became a wholly owned subsidiary of the Company. DAL has developed and intends to market household appliances designed to be attractive to a premium, upscale market.

THI  and  DAL  are  herein  referred  to  as  (the  "Company").

On October 26, 1999, the Company entered into and consummated a merger agreement whereby the Company acquired all of the outstanding shares of common stock of Torbay Acquisition Corp. ("TAC") in exchange for 250,000 shares of its common stock. The acquisition was accounted for using the purchase method of accounting. At the time of the merger TAC was an inactive Delaware shell corporation and a reporting company under the Securities Exchange Act of 1934, as amended. The Company remained as the surviving entity and became the successor issuer pursuant to rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

(B)  PRINCIPLES  OF  CONSOLIDATION
----------------------------------

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned active subsidiary DAL. All significant intercompany transactions and balances have been eliminated in consolidation.

(C)  BASIS  OF  PRESENTATION
----------------------------

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The basis of accounting differs from that used in the United Kingdom statutory financial statements of DAL. Adjustments are made to translate the statutory financial statements of DAL to conform to accounting principles generally accepted in the United States of America. The financial statements are expressed in United States dollars. The functional currency of DAL is the British pound sterling (See Note 1 (J)).

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------



(D)  USE  OF  ESTIMATES
-----------------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(E)  CASH  AND  CASH  EQUIVALENTS
---------------------------------

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

(F)  PROPERTY  AND  EQUIPMENT
-----------------------------

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred.
Depreciation for office equipment is provided using a declining balance method over the estimated useful lives of the assets of four years.

(G)  LONG-LIVED  ASSETS
-----------------------

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets to be Disposed Of" (SFAS 121") requires the Company to review long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the enterprise are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized.

(H)  INCOME  TAXES
------------------

The Company accounts for income taxes under the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------



(I)  RECENT  ACCOUNTING  PRONOUNCEMENTS
---------------------------------------

The  Financial  Accounting  Standards  Board  has  recently  issued  several new
Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------



The adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

(J)  FOREIGN  CURRENCY  TRANSLATION
-----------------------------------

The functional currency of DAL is the British pound sterling. Financial statements for this entity are translated into United States dollars at year-end exchange rates as to assets and liabilities and weighted average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred (See Note 1(K)).

(K)  COMPREHENSIVE  INCOME  (LOSS)
----------------------------------

The Company accounts for Comprehensive Income (Loss) under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("Statement No. 130"). Statement No. 130 establishes standards for reporting and the display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997.

The foreign currency translation gain (loss) (See Note 1(J)) resulting from the translation of the financial statements of DAL, expressed in British pound sterling, to United States dollars are reported as Other Comprehensive Income
(Loss) in the Statement of Operations and as Accumulated Other Comprehensive Income (Loss) in Stockholders' Equity (Deficiency) and in the Statement of Changes in Stockholders' Equity (Deficiency).

(L)  LOSS  PER  SHARE
---------------------

Basic and diluted loss per common share for all periods presented is computed based on the weighted average common shares outstanding during the year as defined by Statement of Financial Accounting Standards, No. 128, "Earnings Per Share". The assumed exercise of common stock equivalents was not utilized since the effect was anti-dilutive.

NOTE  2     STOCK  SUBSCRIPTION  RECEIVABLE
-------     -------------------------------

On July 23, 1999, the Company issued 4,850,000 common shared to individuals. The Company had received $598,500 ($495,700 through the attorney's escrow and $102,800 directly) towards this issuance and the remaining $1,500 was deemed uncollectable at December 31, 2000, and charged to additional paid-in capital (See Note 9(B)).

NOTE  3     PROPERTY  AND  EQUIPMENT
-------     ------------------------

Property  and  equipment  at  December  31,  2001  consists  of  the  following:

                                    Office equipment                 $     2,060
                                    Less Accumulated depreciation          1,045
                                                                    ------------
                                                                     $     1,015
                                                                    ==========


Depreciation expense for the year ended December 31, 2001 and 2000 was $334 and $10,710, respectively.

NOTE  4     INTANGIBLE  ASSETS  AND  IMPAIRMENT  LOSS
-------     -----------------------------------------

In June 1999, DAL, which was not a subsidiary of the Company at that time, entered into an agreement for the purchase of all interests relating to the registered and unregistered design rights of certain products. The total purchase price paid was $161,650, represented by a promissory note issued to the seller by DAL and acquired by the Company in the acquisition discussed in Note 1(A). The note was paid in its entirety prior to December 31, 1999, and the rights have been assigned to the Company.

On June 10, 1999, DAL, which was not a subsidiary of the Company at that time, entered into an agreement with a related party for the purchase of intellectual property rights for certain products. The total purchase price for these rights was $113,155, which represented the original cost basis to the seller party. DAL issued 20,000 shares of its common stock valued at $31,168 based on the par value, since no other basis for valuation existed, and a note payable in the amount of $81,987 to the seller. Pursuant to the acquisition discussed in Note 1(A), the Company acquired the note payable (which was paid in its entirety at December 31, 2000) and issued preferred stock in exchange for the $31,168 of common stock (See Note 9(A)).

The cost of the above design rights and intellectual property rights were capitalized as purchased research and development and were being amortized over a five-year period. Amortization expense for the period ended December 31, 1999 was $27,481. On December 31, 1999, the Company evaluated the realization of these assets in accordance with SFAS 121 and wrote down the assets to their net realizable value of zero. The write-down is reflected as an impaired loss of $247,325 in 1999.

NOTE  5     LOANS  PAYABLE  -  STOCKHOLDERS
-------    ---------------------------------

The Company has received advances aggregating $24,985 from stockholders that provided funding for working capital requirements used to pay operating expenses incurred by the Company. The advances are non-interest bearing and due on demand.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------



NOTE  6     NOTES  AND  LOANS  PAYABLE
-------     --------------------------


The  following  schedule  reflects notes and loans payable at December 31, 2001:

Loan payable, non-interest bearing (See Note 9(E) for warrants issued in lieu of interest),  convertible to shares of common stock at $1.50 per share, unsecured,
due by March 30, 2003 (See Note 11)                                              $     100,000


Note payable, non-interest bearing (See Note 9(E) for warrants issued in lieu of interest),  convertible to shares of common stock at $1.50 per share, unsecured,
due by March 23, 2003                                                                  50,000
                                                                                 ---------------

Total - All Long-Term                                                            $    150,000


                                                                                 ===============

NOTE  7     INCOME  TAXES
-------    --------------

The American parent company and its United Kingdom subsidiary file separate tax returns. Income tax expense (benefit) for the years ended December 31, 2001 and 2000 is summarized as follows:

                                        2001          2000
                                     ---------      ---------
  Current:
      Federal                         $     -          -
      State                                 -          -
      Foreign                               -          -

  Deferred:
      Federal and state                     -          -
      Foreign                               -          -
                                     ---------      ---------

     Income tax expense (benefit)     $     -     $    -
                                     =========      =========


The parent company's tax expense differs from the "expected" tax expense for the years ended December 31, 2001 and 2000 (computed by applying U.S. Federal Corporate tax rate of 34 percent to income before taxes), as follows:

                                                            2001         2000
                                                        ----------   ----------

 Computed "expected" tax expense (benefit)              $ (46,283)   $ (67,980)
 Effect of unused net operating loss carryforwards         46,283       67,980
                                                        ----------   ----------
                                                        $       -    $       -
                                                        ==========   ==========

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------


The tax effects of temporary differences that give rise to significant portions of deferred tax assets at December 31, 2001 are as follows:

                                          2001            2000
                                       -----------    ------------
Deferred  tax  assets:
  Net operating loss carryforwards     $  173,067     $  126,784
                                      ------------    ------------
  Total gross deferred tax assets         173,067        126,784
  Less valuation allowance               (173,067)      (126,784)
                                      ------------    ------------

  Net deferred tax asset               $        -     $       -
                                      ============    ============

At December 31, 2001, the parent company had a net operating loss carryforward of approximately $509,000 for income tax purposes, available to offset future taxable income expiring on various dates through 2021. The valuation allowance at December 31, 2000 was $126,784. The net change in the valuation allowance during the year ended December 31, 2001 was an increase of $46,283.

The United Kingdom subsidiary has also incurred substantial net operating losses which result in no income tax expense or (benefit) for the years ended December 31, 2001 and 2000. The subsidiary's available net operating loss carryforward of approximately $488,100 results in a deferred tax asset of $146,430 (computed by applying the United Kingdom tax rate of 30%) which has been fully offset by a valuation allowance.

NOTE  8     COMMITMENTS  AND  CONTINGENCIES
-------     -------------------------------

(A)  CAPITAL  LEASE  AGREEMENT
------------------------------

The Company leased a vehicle under a capital lease. The agreement stipulated monthly installment payments for a 36-month period commencing in September 1999 with the last payment including a balloon payment due in 2002. During 2001, the lease was terminated and the Company returned the vehicle to the lessor. At December 31, 2001, there was a remaining unpaid balance of $14,351 due on this lease which was subsequently paid off by the Company and a director of the Company in 2002.

(B)  OPERATING  LEASE  AGREEMENTS
---------------------------------

The Company leases a vehicle under an operating lease. This lease has a remaining term expiring in September 2002.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------



Future minimum lease payments under operating leases are as follows at December 31:

                                  2002     $  6,610
                                           --------

(C)  ACQUISITION  OF  INTANGIBLE  ASSETS  AGREEMENT
---------------------------------------------------

In July 2001, the Company entered into a purchase agreement with two individuals who hold the intellectual property rights, software and know-how to a computer mouse known as the "QUILL". Under the terms of the agreement, the Company acquired all of the sellers' rights, title and interest in the QUILL in exchange for 220,000 Series 1 Convertible Preferred Shares having a fair value of $220,000. These shares will be convertible into 2,200,000 shares of common stock upon the satisfaction of certain financial performance requirements under the agreement's terms. In the event that the financial performance requirements are not achieved within five years from the signing of the agreement, then these preferred shares will convert to 220,000 shares of common stock. As of December 31, 2001, the preferred shares have not been issued by the Company, but will be issued in April 2002 (See Note 9(B)).

The agreement also calls for the issuance of an additional 200,000 shares of Series 1 Convertible Preferred Stock upon the Company receiving an approval for the patent rights to the QUILL. Such patent rights were granted in January 2002 and the 200,000 preferred shares will be issued in April 2002 (See Note 11).

The cost of the above intellectual property rights, software and know-how will be amortized over a three-year period. No amortization has been provided as of December 31, 2001, as the Company has not yet commenced production of the QUILL (See Note 11).

(D)  SERVICE  AND  CONSULTING  AGREEMENTS
-----------------------------------------

In July 2001, the Company entered into an agreement with Multi-Media Group, Inc. ("MMGI") to provide corporate promotional services to the Company. In consideration for the provision of these promotional services, the Company issued 250,000 shares of common stock to MMGI in August 2001 (See Note 9(C)). The Company will also reimburse MMGI for itemized and invoiced costs associated with the provision of the promotional services.

On September 26, 2001, the Company entered into a one-year corporate financing consultancy agreement with Glenn Michael Financial, Inc. to specifically assist with potential financial requirements, mergers and acquisitions, corporate capitalization and strategic development. For these future services Glenn Michael Financial, Inc. will receive 500,000 shares of common stock valued at $0.10 per share for a total of $50,000. Certificates for these shares were not physically issued by the Company until April 2002 (See Note 9(D)).

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------



NOTE  9     STOCKHOLDERS'  DEFICIENCY
-------     -------------------------

(A)  PREFERRED  STOCK
---------------------

The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Company designated 700,000 shares of its preferred stock as "Series 1 Convertible Preferred Stock". The par value of the series was $.0001. Each share was convertible into ten shares of common stock of the Company. Each share of the Series 1 stock was entitled to one vote on all matters on which such stockholders were lawfully entitled to vote and were not entitled to receive dividends.

In July 1999, the Company issued 700,000 shares of Series 1 Convertible Preferred Stock valued at $31,168 pursuant to an Agreement and Plan of Reorganization with Designer Appliances Limited (See Notes 1(A) and 4).

In May 2001, the 700,000 shares of preferred stock were converted into 7,000,000 shares of common stock at par value.

(B)  PREFERRED  STOCK  TO  BE  ISSUED
-------------------------------------

Under an agreement dated July 2001, the Company purchased certain intellectual property rights, software and know-how in exchange for 220,000 shares of Series 1 Convertible Preferred Stock having a fair value of $220,000 (See Note 8(C)). Certificates for these shares were not physically issued by the Company until April 2002 and are reflected in the financial statements as Series 1 Convertible Preferred Stock to be issued.

(C)  COMMON  STOCK
------------------

The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company originally issued 5,000,000 shares to TPG Capital
Corporation  in  exchange  for  $500.  They  later  cancelled  those  shares.

On July 23, 1999, the Company issued 4,850,000 shares of common stock to various parties for gross proceeds of $600,000. At December 31, 2000, the Company had received funds of $598,500 towards the stock issuance. The remaining subscription receivable of $1,500 has been deemed uncollectable and charged to additional paid-in capital.

On October 26, 1999, the Company issued 250,000 shares of its common stock to TPG Capital Corporation in connection with the merger with Torbay Acquisition Corp. (See Note 1(A)).

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------


During 2000, the Company issued 50,000 shares at par value to various stockholders under a subscription agreement.

Effective December 31, 2000, the Company issued 1,200,000 shares of common stock for cash in the aggregate of $144,980. Certificates for these shares were not physically issued by the Company until January 2, 2001.

During 2001, the Company issued 2,200,000 common shares valued at $0.10 per share for executive compensation and 250,000 common shares valued at $0.10 per share for services (See Note 8(D)). The aggregate value of these shares was $245,000.

In August 2001, the Company issued 600,000 shares of restricted common stock at $0.10 per share for a total proceeds of $60,000.

(D)  COMMON  STOCK  TO  BE  ISSUED
----------------------------------

In September 2001, the Company entered into a one-year financial consulting agreement whereby it will issue 500,000 shares of common stock having a fair value of $50,000 in exchange for these services (See Note 8(D)). These common shares were issued in April 2002 and are reflected in the financial statements as common stock to be issued. The cost of the agreement is being amortized over its one-year life and the unamortized portion has been deferred and shown as a contra to stockholders' deficiency.

(E)  WARRANTS
-------------

In Connection with the $100,000 loan (See Note 6), the Company issued 100,000 warrants, which are convertible at the rate of one warrant per one share of common stock at an exercise price of $1.75 per share.

In Connection with the $50,000 note (See Note 6), the Company issued 50,000 warrants, which are convertible into 50,000 shares of common stock at an exercise price of $1.75 per share.

NOTE  10     GOING  CONCERN
--------     --------------

As reflected in the accompanying financial statements, the Company has accumulated losses of $1,463,501 since inception, a working capital deficiency of $222,552 and a stockholders' deficiency of $150,537. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                             -----------------------


Management's plans include obtaining an open line of credit for which they are currently in active negotiations with several financing institutions and commencing production and sales of the QUILL computer mouse (See Note 11).

NOTE  11     SUBSEQUENT  EVENTS
--------     ------------------

In March 2002, the $100,000 note payable was converted into 833,333 shares of restricted common stock at $0.12 per share.

In March 2002, the President of the Company purchased 333,333 shares of restricted common stock for a total price of $40,000.

In March 2002, loans payable to a stockholder amounting to $35,647 as of that date were converted into 297,063 shares of restricted common stock.

In April 2002, the Company entered into a manufacturing agreement with an independent contractor to manufacture the QUILL computer mouse under the terms and conditions enumerated in such agreement.

                          INDEX TO FINANCIAL STATEMENTS


                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2002




                                    CONTENTS
                                    --------

PAGE     F-1     INDEPENDENT ACCOUNTANTS' REPORT

PAGE     F-2     CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2002
                 (UNAUDITED) AND DECEMBER 31, 2001

PAGE     F-3     CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER
                 COMPREHENSIVE INCOME (LOSS) FOR THE THREE MONTHS
                 ENDED MARCH 31, 2002 AND 2001 (UNAUDITED)

PAGE     F-4     CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
                 THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                 (UNAUDITED)

PAGES   F5-F7    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF
                 MARCH 31, 2002 (UNAUDITED)

                         INDEPENDENT ACCOUNTANTS' REPORT
                         -------------------------------



To  the  Board  of  Directors  of:
Torbay  Holdings,  Inc.

We have reviewed the accompanying consolidated balance sheet of Torbay Holdings, Inc. and Subsidiary (a development stage company) as of March 31, 2002 and the related consolidated statements of operations and other comprehensive loss, and cash flows for the three months ended March 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company is a development stage company that has accumulated losses since inception of $1,514,928, and a working capital deficiency of $201,456. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 4. These consolidated financial statements do not include any adjustments that might result from this uncertainty.



WEINBERG  &  COMPANY,  P.A.


Boca  Raton,  Florida
May  10,  2002

                                       F-1



                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          CONSOLIDATED BALANACE SHEETS
                                     AS OF MARCH 31, 2002

                                        ASSETS
                                        ------
                                                                       March 31, 2002     December 31,
                                                                         (Unaudited)          2001
                                                                        --------------  --------------
CURRENT ASSETS

Cash                                                                       $       365   $        45
                                                                        --------------  --------------
Total Current Assets                                                               365            45
                                                                        --------------  --------------
PROPERTY AND EQUIPMENT - NET                                                       997         1,015
                                                                        --------------  --------------
OTHER ASSETS
Intangible assets                                                              420,000       220,000
Deposits                                                                         1,000         1,000
                                                                        --------------  --------------
Total Other Assets                                                             421,000       221,000
                                                                        --------------  --------------
TOTAL ASSETS                                                               $   422,362   $   222,060
-------------                                                           ==============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
-----------------------------------------------------

CURRENT LIABILITIES
Accounts payable and accrued expenses                                      $   178,960    $  179,647
Loan payable - stockholder                                                       9,663        24,985
Obligations under capital lease                                                  9,647        14,351
Short-term loans                                                                 3,551         3,614
                                                                        --------------  --------------
Total Current Liabilities                                                      201,821       222,597
                                                                        --------------  --------------

LONG-TERM LIABILITIES
Notes and loans payable                                                         50,000       150,000
                                                                         -------------- --------------
Total Long-Term Liabilities                                                     50,000       150,000
                                                                         -------------- --------------

TOTAL LIABILITIES                                                              251,821       372,597
                                                                         -------------- --------------

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $.0001 par value, 20,000,000 shares authorized, 420,000 and
220,000 shares issued and outstanding, respectively                                 42            22
Common stock, $.0001 par value, 100,000,000 shares authorized, 17,924,729
 and 16,400,000 issued and outstanding, respectively                             1,792         1,640
Common stock to be issued (500,000 shares)                                          50            50
Additional paid-in capital                                                   1,746,879     1,348,304
Accumulated deficit during development stage                                (1,514,927)   (1,463,501)
Accumulated other comprehensive income                                           1,705           448
Deferred consulting expense                                                    (25,000)      (37,500)
Subscription receivable                                                        (40,000)            -
                                                                         -------------- -------------
Total Stockholders' Equity (Deficiency)                                        170,541      (150,537)
                                                                         -------------- -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                     $   422,362   $   222,060
--------------------------------------------------------                 ============== =============



          See accompanying notes to consolidated financial statements.
                                        F-2

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER
                          COMPREHENSIVE INCOME (LOSS)
                          ---------------------------
                                  (UNAUDITED)

                                          For The Three  For The Three March 24, 1999
                                           Months Ended   Months Ended (Inception) To
                                             March 31,     March 31,     March 31,
                                                2002         2001          2002
                                            ------------  -----------  ------------
INCOME                                      $         -   $        -   $         -
                                            ------------  -----------  ------------
EXPENSES
Directors fees and executive compensation         5,500        3,102       402,490
Professional fees                                23,172        3,565       303,753
Consulting fees                                  15,600            -       305,004
Depreciation and amortization                         -            -        41,866
Loss from impairment of intangible assets             -            -       247,325
Other selling, general and administrative         7,155        9,821       197,922
Loss on disposal of fixed assets                      -            -        16,568
                                             ------------  -----------  ------------
NET LOSS                                        (51,427)     (16,488)   (1,514,928)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)          1,705        5,838         2,153
                                            ------------  -----------  ------------

COMPREHENSIVE LOSS                          $   (49,722)  $  (10,650)  $(1,512,775)
------------------                          ============  ===========  ============

NET LOSS PER SHARE - BASIC AND DILUTED      $         -   $        -   $      (.01)
                                            ============  ===========  ============
WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING DURING THE PERIOD -
 BASIC AND DILUTED                           16,468,803    6,350,000     7,104,397
                                            ============  ===========  ============

          See accompanying notes to consolidated financial statements.
                                        F-3

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER
                           COMPREHENSIVE INCOME (LOSS)
                           ---------------------------
                                   (UNAUDITED)

                                                       For The Three     For The Three  March 24, 1999
                                                        Months Ended     Months Ended   (Inception) To
                                                       March 31, 2002    March 31, 2001  March 31,2002
                                                       ----------------  -------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                               $       (51,427)  $      (16,488)  $(1,514,928)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization                                       18             1,480       41,884
Stock issued for services and compensation                      23,100                 -      280,600
Deferred consulting                                             12,500                 -       12,500
Option deposit charged to operations                                 -                 -       15,000
Loss on disposal of fixed assets                                     -                 -       16,568
Loss on impaired assets                                              -                 -      247,325
Increase (decrease) in:
Accounts payable and accrued expenses                             (687)           (3,424)     178,959
                                                       ----------------  ---------------- ------------
Net Cash Used In Operating Activities                          (16,496)          (18,432)    (722,092)
                                                       ----------------  ---------------- ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposits                                                             -                 -      (16,000)
Purchase of property and equipment                                   -                 -       (5,931)
                                                       ----------------  ---------------- ------------
Net Cash Used In Investing Activities                                -                 -      (21,931)
                                                       ----------------  ---------------- ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Obligations (payments) under capital leases                     (4,704)           (1,406)     (20,395)
Proceeds from issuance of common stock                               -                 -       753,848
Short-term loans                                                   (63)                -         3,551
Subscriptions receivable                                             -                 -        50,000
Due to related party                                                 -                 -      (81,987)
Due to creditors                                                     -                 -     (161,650)
Proceeds from loans payable stockholders                        20,325               500        45,310
Proceeds from issuance of notes and loans payable                    -                 -       150,000
                                                       ----------------  ---------------- ------------
Net Cash Provided By Financing Activities                       15,558              (906)      738,677
                                                       ----------------  ---------------- ------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                          1,258             5,838         5,711
                                                       ----------------  ---------------- ------------

(DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS                                                       320           (13,500)          365

CASH AND CASH EQUIVALENTS - BEGINNING OF
 PERIOD                                                $            45   $        13,500   $         -
                                                       ----------------  ---------------- ------------
CASH AND CASH EQUIVALENTS - END OF PERIOD              $           365   $             -   $       365
------------------------------------------             ================  ================  ===========

Cash paid during the period for:
Interest                                               $             -   $             -   $     5,499
                                                       ================  ================= ===========

          See accompanying notes to consolidated financial statements.
                                        F-4

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2002
                              --------------------
                                   (UNAUDITED)

NOTE  1     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  AND  ORGANIZATION
-------     -----------------------------------------------------------------

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

For further information, refer to the financial statements and footnotes included in the Company's Form 10-KSB for the year ended December 31, 2001.

NOTE  2     ACQUISITION  OF  INTANGIBLE  ASSETS
-------     -----------------------------------

In July 2001, the Company entered into a purchase agreement with two individuals who held the intellectual property rights, software and know-how to a computer mouse known as the "QUILL". Under the terms of the agreement, the Company acquired all of the sellers' rights, title and interest in the QUILL in exchange for 220,000 Series 1 Convertible Preferred Shares having a fair value of $220,000. These shares will be convertible into 2,200,000 shares of common stock upon the satisfaction of certain financial performance requirements under the agreement's terms. In the event that the financial performance requirements are not achieved within five years from the signing of the agreement, then these preferred shares will convert to 220,000 shares of common stock. As of March 31, 2002, the preferred shares have been issued by the Company (See Note 3(A)).

The agreement also calls for the issuance of an additional 200,000 shares of Series 1 Convertible Preferred Stock upon the Company receiving an approval for the patent rights to the QUILL. Such patent rights were granted in January 2002 and the 200,000 preferred shares were issued in March 2002 (See Note 3(A)).

The cost of the above intellectual property rights, software and know-how will be amortized over a three-year period. No amortization has been provided as of March 31, 2002, as the Company has not yet commenced production of the QUILL (See Note 5).

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2002
                              --------------------
                                   (UNAUDITED)

NOTE  3     STOCKHOLDERS'  DEFICIENCY
-------     -------------------------

(A)  PREFERRED  STOCK
---------------------

Under an agreement dated July 2001, the Company purchased certain intellectual property rights, software and know-how in exchange for 220,000 shares of Series 1 Convertible Preferred Stock having a fair value of $220,000 (See Note 2). In January 2002, patent rights were granted for the Quill, which obligated the Company to issue an additional 200,000 shares of preferred stock to the sellers under the terms of the agreement. These shares were issued by the Company in March 2002 and are reflected in the financial statements as Series 1 Convertible Preferred Stock.

(B)  COMMON  STOCK
------------------

In January 2002, the Company issued 61,000 shares of common stock for services having a fair value of $23,100.

In March 2002, a $100,000 long-term note payable was converted into 833,333 shares of restricted common stock at $0.12 per share.

In March 2002, the President of the Company purchased 333,333 shares of restricted common stock for a total price of $40,000.

In March 2002, loans payable to a stockholder amounting to $35,647 as of that date were converted into 297,063 shares of restricted common stock.

(C)  COMMON  STOCK  TO  BE  ISSUED
----------------------------------

In September 2001, the Company entered into a one-year financial consulting agreement whereby it will issue 500,000 shares of common stock having a fair value of $50,000 in exchange for these services. These common shares were issued in April 2002 and are reflected in the financial statements as common stock to be issued. The cost of the agreement is being amortized over its one-year life and the unamortized portion has been deferred and shown as a contra to stockholders' deficiency.

NOTE  4     GOING  CONCERN
-------     --------------

As reflected in the accompanying financial statements, the Company has accumulated losses of $1,514,928 since inception, and a working capital deficiency of $201,456. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2002
                              --------------------
                                   (UNAUDITED)

Management's plans include obtaining funds through a securities purchase agreement for up to $500,000 which will provide the Company with the working capital it requires to implement its business plan (See Note 5(B)).

NOTE  5     SUBSEQUENT  EVENTS
-------     ------------------

(A)  MANUFACTURING  AGREEMENT
-----------------------------

In April 2002, the Company entered into a manufacturing agreement with an independent contractor to manufacture the QUILL computer mouse under the terms and conditions enumerated in such agreement.

(B)  CONVERTIBLE  DEBENTURES
----------------------------

In order to provide working capital and financing for the Company's expansion, as of May 9, 2002, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of $500,000 of the Company's 12% convertible debentures due May 9, 2003. The debentures bear interest at a rate of 12% per annum, payable either quarterly or at the time of conversion in common stock or cash at the option of the Purchasers.

The debentures are convertible into shares of common stock at the lesser of $0.05 per share or the average of the lowest three intraday trading prices of a share of common stock during the twenty trading days immediately preceding conversion date discounted by 50%.

Upon the issuance of the debentures, the Purchasers will receive three-year term warrants to purchase 3 shares of the Company's common stock for each $1.00 invested. The initial exercise price of the warrants is equal to the lesser of the registration price pursuant to the transaction documents or the average of the lowest three intraday trading prices of a share of common stock during the twenty trading days immediately preceding exercise.

Pursuant to the rules and regulations of the SEC regarding beneficial conversion features, the Company will expense as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the conversion price.

The Company has reserved 28,000,000 shares of authorized but un-issued common stock for issuance to the convertible debenture holders upon exercise in full of the entire principal amount of $500,000 plus the accrued interest upon conversion into shares of common stock. The Company will also, on a best efforts basis, register 200% of the shares of common stock underlying the warrants to be issued and the shares of common stock into which the convertible debentures may be converted.

-------------------------------------------------  ---------------------------------------
     YOU SHOULD RELY ONLY ON THE INFORMATION
 CONTAINED IN THIS DOCUMENT.  WE HAVE NOT
 AUTHORIZED ANYONE TO PROVIDE YOU WITH
 INFORMATION THAT IS DIFFERENT.  THIS DOCUMENT
 MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE
 SECURITIES.  THE INFORMATION IN THIS DOCUMENT
 MAY ONLY BE ACCURATE ON THE DATE OF THIS
 DOCUMENT.

      ADDITIONAL RISKS AND UNCERTAINTIES NOT
 PRESENTLY KNOWN OR THAT ARE CURRENTLY DEEMED
 IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS
 OPERATIONS.  THE RISKS AND UNCERTAINTIES
 DESCRIBED IN THIS DOCUMENT AND OTHER RISKS AND
 UNCERTAINTIES WHICH WE MAY FACE IN THE FUTURE             TORBAY HOLDINGS, INC.
 WILL HAVE A GREATER IMPACT ON THOSE WHO
 PURCHASE OUR COMMON STOCK.  THESE PURCHASERS
 WILL PURCHASE OUR COMMON STOCK AT THE MARKET       DISTRIBUTION OF 28,000,000 SHARES OF
 PRICE OR AT A PRIVATELY NEGOTIATED PRICE AND                  COMMON STOCK
 WILL RUN THE RISK OF LOSING THEIR ENTIRE
 INVESTMENT.



                                                               _______________

                                                                  PROSPECTUS
                                                               ________________


                                                                _____________, 2002

-------------------------------------------------  ---------------------------------------



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Section 145 of the Delaware General Corporation Law (the "GCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The GCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise.

     Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the GCL and provides for indemnification of all persons whom we shall have the power to indemnify pursuant to Section 145 of the GCL.

     The effect of the foregoing is to require us to the extent permitted by law to indemnify our officers and directors of for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item  25.  Other  Expenses  of  Issuance  and  Distribution

     The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee:

     SEC  registration  fee                  $   257.60
     Printing  and  engraving  expenses      $  3000.00
     Accounting  fees  and  expenses         $15,000.00
     Attorneys'  fees  and  expenses         $30,000.00
     Transfer  agent's  fees  and  expenses  $ 1,000.00
     Miscellaneous                           $ 1,000.00

          Total                              $50,257.60

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of the Company's stockholders.

     During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

         On July 23, 1999, pursuant to an Agreement and Plan of Reorganization among Torbay, Designer Appliances, Ltd. ("DAL"), and the shareholders of DAL, the outstanding shares of DAL were exchanged for an aggregate of 700,000 shares of Series 1 Convertible Preferred Stock of Torbay pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission. Such preferred shares were subsequently converted into shares of common stock.

         On July 23, 1999, pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission, Torbay issued an aggregate of 4,850,000 shares of common stock to 19 investors for an aggregate consideration of $485.

         On August 26, 1999, pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission, Torbay issued an aggregate of 50,000 shares of common stock to 300 accredited investors for an aggregate consideration of $5.

         On October 26, 1999, pursuant to the Agreement and Plan of Merger of Torbay Acquisition Corporation with and into Torbay Holdings, Inc., Torbay Holdings issued 250,000 shares of common stock pursuant to Rule 506 of Regulation of the General Rules and Regulations of the Securities and Exchange Commission to TPG Capital Corporation in exchange for all the outstanding shares of common stock of Torbay Acquisition Corporation.

       In September 2000 the Company issued 2,200,000 shares of its common stock to four individuals for services rendered to the Company. Such shares were issued in lieu of payment and were valued at $.10 per share. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In January 2001 the Company issued 1,000,000 shares of its common stock to two individuals for a cash purchase at $.10 per share. The Company also issued 200,000 shares of its common stock to an aggregate of three individuals for a cash purchase valued at $.25 per share. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In May 2001 the Company issued an aggregate of 7,000,000 shares of its common Stock to an aggregate of nineteen individuals upon conversion of outstanding convertible preferred shares. No additional consideration was paid upon the exchange. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In August 2001 the Company issued 600,000 shares of restricted common stock to three individuals at a purchase price of $0.10 per share for cash proceeds of $60,000. The Company also issued 250,000 shares of restricted common stock to one entity for services rendered to the Company. The Company believes such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In January and February 2002, the Company issued 61,000 shares of its common stock to three individuals for consulting and legal services rendered to the Company having a fair value of $23,100. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In April 2002 the Company authorized the issuances of an aggregate of 420,000 shares of the Company's preferred shares to an aggregate of three people in connection with the Company's purchase of intellectual property rights. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In May 2002 the Company's board of directors authorized the issuance of the following shares of common sock. The Company believes such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933:

a. The Bonaccorde Trust - 833,333 shares in exchange for the cancellation of a $100,000 long-term note, valued at $.12 per share;

b. Alexander Gordon Lane - 297,063 shares in exchange for the forgiveness of loans payable in the amount of $35,647, valued at $.12 per share;

c. William Thomas Large - 333,333 shares for the cash purchase price of $40,000, valued at $.12 per share;

d. Glen Michaels Financial, Inc. for consulting services rendered to the Company.

     Also in May 2002 we issued 40,000 shares to one individual for a cash purchase price of $.125 per share. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

ITEM  27.  EXHIBITS

2.1 Agreement and Plan of Merger between Torbay Acquisition Corporation and Torbay Holdings, Inc. filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 1999 and incorporate herein by reference

3.1 Certificate of Incorporation of Torbay Holdings, Inc., as amended filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 1999 and incorporate herein by reference

3.2  By-Laws  of  Torbay  Holdings,  Inc.  filed  as an exhibit to the Company's
     Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 1999 and incorporate herein by reference

4.1 Certificate of Designation with respect to Series 1 Convertible Preferred Stock of Torbay Holdings, Inc. filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 1999 and incorporate herein by reference

4.2 Form of Common Stock Certificate filed as an exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-93847), filed with the Securities and Exchange Commission on December 30, 1999 and incorporate herein by reference

5.1  Opinion of Seth A. Farbman, P.C.

10.1 Deed  of  Assignment  of Intellectual Property Rights by W. Thomas Large to
     Designer Appliances Ltd. dated June 10, 1999 filed as an exhibit to the Company's Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on January 10, 2000 and incorporated herein by reference

10.2 Agreement among Michael Beard, 3T Designs Ltd. and Designer Appliances Ltd. dated June 12, 1999 with respect to registered and unregistered design rights filed as an exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-93847), filed with the Securities and Exchange Commission on December 30, 1999 and incorporate herein by reference

10.3 Manufacturing Agreement between the Company and Dynapoint, Inc. dated April 16, 2002 filed as exhibit to the Company's Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 29, 2002 and incorporated herein by reference

10.4 Intellectual Property Rights Purchase Agreement dated July 12, 2001 filed as exhibit to the Company's Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 29, 2002 and incorporated herein by reference

10.5 Patent Assignment Agreement relating to "Fatigue Relief" dated July 12, 2001 filed as exhibit to the Company's Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 29, 2002 and incorporated herein by reference

10.6 Securities Purchase Agreement dated May 15, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, Ltd, Pegasus Capital Partners, LLC and the Company filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.7 Form of Stock Purchase Warrant dated May 15, 2002 filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.8 Form of Secured Convertible Debenture dated May 15, 2002 filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.9 Security Agreement dated May 15, 2002 filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.10 Form of Registration Rights Agreement dated May 15, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC and the Company, filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

23.1 Consent of Weinberg & Co. P.A.

ITEM  28.     UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by section 10(a)(3) of Securities Act.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Nassau, State of New York, on May 31, 2002.

                                   TORBAY HOLDINGS, INC.


                                    By:  /s/ William Thomas Large
                                    --------------------------------
                                    William Thomas Large,
                                    President  (Principal Executive Officer and
                                    Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



NAME                                    TITLE                       DATE
----                                    -----                       ----

/s/ William Thomas Large               Director  and            May 31, 2002
----------------------------           Chief Executive Officer
William Thomas Large



/s/ Alexander Gordon Lane              Director and Secretary    May 31, 2002
-----------------------------
Alexander Gordon Lane